                                                                EXHIBIT 10.54


                          PURCHASE AND SALE AGREEMENT





                          Seller:         MICHAEL C. FONG, OSAMA EL
                                          HADDAD, AND MARK S. JAMES AS
                                          TRUSTEES OF LINCOLN SUMMER
                                          REALTY TRUST, AND NOT
                                          INDIVIDUALLY

                          Buyer:          CORNERSTONE PROPERTIES INC.

                          Dated as of:    SEPTEMBER 27, 1995

                          Property:       125 SUMMER STREET
                                          BOSTON, MASSACHUSETTS

         Buyer and Seller hereby enter into this Purchase and Sale Agreement (this "Agreement") as of the Effective Date.

         1.      DEFINED TERMS.

         a. The terms listed below shall have the following meanings throughout this Agreement:

Buyer:                    Cornerstone Properties Inc., a Nevada corporation

Buyer's Address:          31 West 52nd Street
                          Suite 1600
                          New York, New York 10019
                          Facsimile:  (212) 474-7199

Closing Date:             November 1, 1995, being the date which is twenty one (21) days following the expiration of the Review
                          Period.

Contracts:                Contracts means all service, maintenance, supply, construction, utility, so-called "linkage" and management contracts affecting the construction, use, ownership, maintenance and/or operation of the
                          Property (including contracts for the construction of tenant improvements), and which are included in
                          Exhibit G, and all other contracts which become Approved Contracts in accordance with the terms hereof, except those agreements which as of the date hereof have been fully performed.

Contract Rights:          Any rights of Seller in and to the Contracts.

Deposit:                  Five Million and 00/100 Dollars
                          ($5,000,000.00), together with all interest earned thereon in accordance with the Escrow Agreement.

Description of
Improvements:             A 22-story office building with ground floor retail space known as 125 Summer Street, Boston,
                          Massachusetts, containing approximately 463,691 square feet of net rentable area, together with below grade parking on five levels for approximately 292 vehicles.

Effective Date:           September 27, 1995, the date both parties have executed this Agreement, and a fully executed copy has been delivered to each of Seller and Buyer.

Escrow Holder:            The Title Company.

Improvements:             All buildings and other improvements located on or affixed to the Land, including, without limitation, any and all utility, plumbing, electrical, heating, air-conditioning and ventilation lines, systems, and boilers, and the subsurface parking garage.

Intangible Rights:        All intangible and mixed property used in connection with or relating to the Property, including without limitation all representations, warranties, guarantees, indemnities, bonds, approvals, licenses, applications, permits, plans, drawings, specifications, surveys, maps, engineering reports and other technical descriptions, environmental reports, trade names and trade marks, telephone numbers (to the extent transferable) and similar property, other than the Contract Rights and the Leases.

Land:                     Those certain parcels of land in Boston, Suffolk County, Massachusetts more particularly described on
                          Exhibit A attached hereto, together with all rights, easements, and interests appurtenant thereto.

Leasing Costs:            Legal expenses, space planning and architectural fees, tenant improvement costs, moving allowances, leasing commissions, and tenant inducements including without limitation free rent, lease takeovers and signing bonuses.

Material Adverse
Change:                   An aggregate economic impact which exceeds $250,000, arising out of or attributable to either (x) the cost to cure, remedy, remediate, discharge, repair, remove, or satisfy, or (y) anticipated revenue loss and/or re-leasing costs, resulting from, in the case of either (x) or (y): (i) the subject matter of one or more Notices which has not been cured by the Closing; (ii) any Involuntary Title Defect arising during the

                          Title Period which Seller is not obligated to discharge pursuant to Section 15.b; (iii) any default by one or more tenants under the Leases which remains uncured at Closing; or (iv) any other matter disclosed in a modified, updated or supplemented representation, warranty, exhibit or schedule made by Seller as provided in Section 12.o.

Personal Property:        All tangible personal property interests of Seller in any way relating directly or indirectly to the Real
                          Property, including without limitation all furniture, fixtures, equipment, machinery, furnishings, carpets, drapes, blinds and mini-blinds, service and maintenance equipment, tools, signs, telephones and other communication equipment, intercom equipment and systems, vehicles and replacement parts (excluding any of the foregoing which are leased from third parties pursuant to any of the Contracts) and the
                          Intangible Rights.

Property:                 The Real Property, the Personal Property, the Leases, and the Contract Rights.

Property Location         125 Summer Street
 (Street, City,           Boston, Suffolk County, Massachusetts
 County and State):

Purchase Price:           One Hundred Five Million and 00/100 Dollars ($105,000,000.00).

Real Property:            The Land and the Improvements.

Review Period:            The period from September 11, 1995 to and including October 11, 1995.

Seller:                   Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under
                          Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page
                          111, as amended through and including Amended and Restated Declaration of Trust dated September 29, 1994, recorded with Suffolk Registry of Deeds in Book 19365, Page 211, and not individually.

Seller's Address:         c/o Jaymont (U.S.A.) Incorporated
                          One Biscayne Tower

                          2 South Biscayne Boulevard
                          Miami, Florida 33131
                          Facsimile: (305) 374-6371

                                  and

                          125 Summer Street
                          Boston, Massachusetts 02110
                          Facsimile:  (617) 345-9307

Seller's                  Jaymont 125 Summer Venture, a Massachusetts joint venture (formerly know as the
Beneficiary:              Perry-Jaymont Venture) the partners in which are (i) 125 Summer Associates Limited Partnership, a
                          Massachusetts limited partnership the sole general partner of which is Jaymont (U.S.A.) Incorporated, a
                          Delaware corporation, and (ii) JTKO Land Incorporated, a Delaware corporation.

Seller's Remedial
Limit:                    An aggregate expenditure for any and all remedial activities which Seller may be called upon to undertake pursuant to this Agreement of $250,000.

Title Company:            Ticor Title Insurance Company
                          101 Federal Street
                          Boston, Massachusetts 02110

b.       The following terms are defined in the referenced portion of this
Agreement:

DEFINED TERM                                      DEFINED IN
Agreement                                         Preliminary Statement
Approved Contract List                            Section 2.c
Approved Contracts                                Section 2.c
BAPCC                                             Exhibit N
BAPCC Regulations                                 Exhibit N
Board                                             Exhibit N
BOT                                               Section 16
BRA                                               Section B.a(19)
Buyer's Agents                                    Section 4
Closing                                           Section 7
Contingencies                                     Section 5
Contract Assignment                               Section 2.c
Decision                                          Exhibit N
Deed                                              Section 2.a
DIP Agreement                                     Section 8.a(19)
Disapproved Environmental Condition               Section 6.b

Disapproved Condition                             Section 6.b
Disapproved Title Exception                       Section 6.a
Escrow Agreement                                  Section 3
Extended Closing Date                             Section 7.c
Extension Period                                  Section 7.c
General Instrument of Transfer                    Section 2.d
Hazardous Materials                               Section 6.b
Interim Period                                    Section 6.e
Lease Assignment                                  Section 2.b
Leases                                            Section 2.b
MOU                                               Exhibit N
Negation Notice                                   Section 12.0
New Lease                                         Section 14.e
New BOT Lease                                     Section 16
Notice                                            Section 12.g
OJCS                                              Exhibit N
Qualifying BOT Lease                              Section 16.b
Required Tenant Estoppels                         Section B.a(12)
Response Notice                                   Section 6.c
Response Period                                   Section 6.c
Responsible Parties                               Section 37.b
Review Materials                                  Section 4
Section 6.a Notice                                Section 6.a
Section 6.b Notice                                Section 6.b
Section 6 Notice                                  Section 6.b
Seller's Documents                                Section 8
Seller's Estoppel                                 Section 8.a(12)
Seller's Extension Period                         Section 7.c
Seller's Title Requirements                       Section 5.a(2)
Site Assessment                                   Section 6.b
Specimen Title Policy                             Section 5.a(2)
Survey                                            Section 5.a(2)
Tenant Estoppels                                  Section 8.a(12)
Title Commitment                                  Section 5.a(2)
Title Requirements                                Section 5.a(2)

         2.     PURCHASE OF PROPERTY; PAYMENT OF PURCHASE PRICE.

         Seller shall sell the Property to Buyer, and Buyer shall purchase the Property from Seller, subject to all of the terms, covenants and conditions hereinafter set forth in this Agreement.

                 a. Real Property. Seller shall sell all Seller's right, title and interest in and to the Real Property to Buyer, and Buyer shall purchase all Seller's right, title and interest in and to the Real Property from Seller, on all of the mutual terms, covenants and conditions hereinafter set forth in this Agreement. The Real Property shall be conveyed to Buyer by a good and sufficient Quitclaim Deed (the "Deed") in the form annexed hereto as Exhibit B.

                 b. Leases. Seller shall assign to Buyer all of its right, title and interest in and to all of the leases, occupancy agreements, or licenses of space in the Real Property, together with any amendments of any of the foregoing or any related agreements, including guarantees and brokerage agreements (but excluding contracts for the construction of tenant improvements) creating ongoing obligations of the parties thereto and which are listed on Exhibit G, and all other leases and related agreements which become New Leases in accordance with the terms hereof (collectively "Leases"), and Buyer shall assume all obligations under the same (except as provided in Section 9.b(5)), pursuant to the an Assignment and Assumption Agreement (the "Lease Assignment") in the form annexed hereto as Exhibit C.

                 c. Contract Rights. Prior to the date of this Agreement, Seller delivered to Buyer copies of the Contracts listed in Exhibit
G. Buyer shall, no later than October 3, 1995, deliver to Seller a written list (the "Approved Contract List") of those Contracts which Buyer desires to assume, with the understanding that any Contract not included on the Approved Contract List is a Contract which Buyer desires to be terminated by Seller prior to Closing. Buyer agrees that any Contract listed on Exhibit G which is terminable by the owner of the Property, without penalty, with no more than thirty (30) days notice, other than those with Stuart Dean and Gibbs McAlister, shall be included on the Approved Contract List. Seller have the right to object to the omission of any Contract from the Approved Contract List other than any contract for the management of all or any portion of the Real Property, by giving notice within three (3) business days from its receipt of the Approved Contract List. In the event that Seller objects to the omission of any Contract in a timely manner, and Buyer and Seller do not agree as to the Approved Contract List on or before the expiration of the Review Period, then Buyer shall be entitled to treat such failure as an unsatisfied Contingency for the purposes of Section S.a below and shall have the right to elect to terminate this Agreement as provided for in Section 5.d, mutatis, mutandis. If Buyer does not so terminate this Agreement, the Approved Contract List shall be deemed to include any Contract to which Seller has so objected. In the event that (i) Buyer and Seller agree upon the Approved Contract List on or before the expiration of the Review Period, or (ii) Seller fails to make a timely objection to the Approved Contract List submitted by Buyer, then such List shall become a part hereof, and Seller shall diligently terminate the Contracts not on the Approved Contracts List prior to Closing, it being agreed that in any event all management agreements for the Real Property shall be terminated by the Closing Date. Seller shall assign to Buyer Seller's interest in the Contract Rights which relate to those Contracts contained on the Approved Contract List agreed upon by Buyer and Seller during the Review Period (the "Approved Contracts"), and Buyer shall assume the same pursuant to the a Contract Rights Assignment (the "Contract Assignment") in the form annexed hereto as Exhibit D.

                 d. Other Interests. All other interests of Seller in the Property (including, without limitation, the Personal Property) shall be transferred and assigned by Seller to Buyer pursuant to a General Instrument of Transfer (the "General Instrument of Transfer") in the form annexed hereto as Exhibit E.

         3. DEPOSIT. On the Effective Date, Buyer shall deposit with the Escrow Holder, by wire transfer to Escrow Holder's account, the sum of Five Million and 00/100 Dollars ($5,000,000.00) as a deposit on account of the Purchase Price. The Escrow Holder shall hold the Deposit pursuant to the terms of an escrow agreement (the "Escrow Agreement") in the form attached hereto as Exhibit F. Buyer and Seller shall each bear one-half (1/2) of the costs and expenses, if any, of the Escrow Holder; provided, however, that in the event of any dispute between Buyer and Seller involving the Escrow Holder, the losing party shall bear all the costs and expenses, if any, of the Escrow Holder in connection with the resolution of such dispute.

         4.      DELIVERY OF MATERIALS FOR REVIEW; CONFIDENTIALITY.

         In connection with Buyer's acquisition of the Property, prior to the Effective Date Seller delivered to Buyer or otherwise made available to Buyer for its review at the Improvements, the materials ("Review Materials") set forth on the Due Diligence Information List attached hereto as Exhibit G. In addition to the Review Materials set forth on said Exhibit G, Seller shall deliver to Buyer copies of all other materials and other information contained in Seller's or Seller's property manager's files (i) which are of the same categories as the materials set forth on Exhibit G but not heretofore delivered to Buyer, and/or (ii) which are requested from time to time in writing by Buyer or its counsel during the Review Period and are reasonably material to Buyer's due diligence investigation of the Property, but the request for and/or delivery of such additional materials shall not extend the Review Period. Seller shall deliver to Buyer by facsimile on October 10, 1995 a certified rent collection status report for the month of October. Prior to the Closing, the Review Materials and all materials, books and records examined by or on behalf of Buyer pursuant to this Agreement shall: (i) be held in strict confidence by Buyer; (ii) not be used for any purpose other than the investigation and evaluation of the Property by Buyer and its lenders, attorneys, employees, agents, engineers, architects, contractors, insurers, consultants and representatives (collectively, "Buyer's Agents"); and (iii) not be disclosed, divulged or otherwise furnished to any other person or entity except to Buyer's Agents or as required by law. If this Agreement is terminated for any reason whatsoever, Buyer shall return to Seller all of the Review

Materials in the possession of Buyer and Buyer's Agents. The provisions of this Section shall survive the termination of this Agreement.

         5.      CONTINGENCIES.

                 a. Contingencies to Purchase. Buyer's obligation to purchase the Property is subject to Buyer's satisfaction with the contingencies described below (the "Contingencies"). Buyer shall promptly commence and diligently prosecute its efforts to satisfy the Contingencies; however, with respect to any Contingency whose satisfaction requires Buyer's approval, satisfaction, or determination, such matter shall be within Buyer's sole discretion. All Contingencies are solely for Buyer's benefit, and may be waived only by Buyer.

                 (1) Condition and State of the Property. Buyer shall determine that it is satisfied with the condition and state of the Property in its sole discretion.

                 (2) Title Commitment; Survey. Buyer, at Buyer's expense, promptly after the Effective Date shall request issuance during the Review Period, of (i) a commitment of the Title Company (the "Title Commitment") to issue an owner's title policy in the form of a specimen ALTA Form B (1987) owner's policy of title insurance with respect to the Real Property (the "Specimen Title Policy"), and specifying Title Company's requirements relating to the issuance of such Specimen Title Policy (the "Title Requirements") and (ii) an ALTA survey of the Real Property by a duly licensed surveyor showing all physical conditions affecting the Real Property sufficient for the deletion of the survey exception in accordance with the Title Requirements (the "Survey").

                 (3) Corporate Approval. The Board of Directors of Buyer shall have approved the acquisition by Buyer of the Property on the terms and conditions set forth in this Agreement.

                 b. Time. Buyer shall have the Review Period in which to satisfy or waive the Contingencies. Buyer may waive any of the Contingencies at any time prior to the expiration of the Review Period by notice to Seller.

                 c. Termination or Satisfaction. At any time within the Review Period Buyer may deliver a notice to Seller that any of the Contingencies are not satisfied or waived and that this Agreement has terminated and is of no further force or effect. Upon any such termination of this Agreement, Escrow Holder shall return the Deposit to Buyer. If Buyer has not given notice within the Review Period that the Contingencies are not satisfied or waived, the Contingencies shall be deemed to have been satisfied or waived. Buyer may, but shall not be obligated to, deliver a confirmatory notice to Seller that the Contingencies are satisfied or waived. If the Contingencies are satisfied or waived, the parties shall be obligated to proceed to Closing, as defined below.

         6.      TITLE AND HAZARDOUS MATERIALS.

                 a.       Notice of Disapproved Title Exceptions.  Within five
(5) business days after Buyer receives both the Title Commitment and the Survey, but in no event later than October 3, 1995, Buyer shall have the right, but not the obligation, to give notice (a "Section 6.a Notice") to Seller of Buyer's disapproval of any of the title exceptions contained in the Title Commitment or Survey and specifying those Title Requirements, if any, contained in the Title Commitment which Title Company has identified as to be performed by or on behalf of Seller (a "Disapproved Title Exception").

                 b. Notice of Disapproved Environmental Condition. Buyer shall cause a preliminary site assessment from Buyer's environmental engineer (the "Site Assessment") to be performed. Within five (5) business days after Buyer receives the Site Assessment, but in no event later than October 3, 1995, Buyer shall have the right, but not the obligation, to give notice (a "Section 6.b Notice" and together with a Section 6.a Notice, a "Section 6 Notice") of Buyer's disapproval of any Hazardous Materials on, at or under or released from the Property (a "Disapproved Environmental Condition," and collectively with a Disapproved Title Exception, a "Disapproved Condition"). As used herein, the term "Hazardous Materials" shall include, but not be limited to, asbestos-containing materials, polychlorinated biphenyls, flammable materials, explosives, radioactive materials, petroleum products and those materials or substances now or heretofore defined as "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," or other similar designations under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., the Refuse Act, 33 U.S.C. Section 407 et seq., the Emergency Planning and Community Right-To-Know Act, the Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E, together with all implementing regulations, including without limitation the Massachusetts Contingency Plan or any other applicable similar state federal, county, regional, municipal or local law, statute, ordinance, rule or regulation governing the control of substances dangerous to public health or safety as same may be amended from time to time.

                 c. Response Period. In the event that Buyer shall give a Section 6 Notice to Seller, then Seller shall within four (4) days after receipt thereof (the "Response Period"), give a responsive notice to Buyer (the "Response Notice") wherein Seller shall either (i) agree to remove or satisfy, as the case may be, the Disapproved Title Exception or remediate the Disapproved Environmental Condition, as the case may be, or (ii) object to removing, satisfying, or remediating, as the case may be, the Disapproved Condition(s) on or before the Closing Date; provided, however, that Seller hereby agrees that it shall agree to remove, and shall not object to, any Disapproved Title Exception which is (x) a mortgage or related security documents or similar encumbrance given to secure indebtedness for money borrowed or resulting from unpaid taxes, or (y) any voluntary lien or encumbrance created or granted by Seller after the date and time of the Title Commitment and Survey, as applicable, or (z) required to be removed by Seller pursuant to Section 15.b.

                 d. Uncured Disapproved Conditions. If Seller fails to give the Response Notice within the relevant Response Period, or if Seller objects in the relevant Response Notice to removing, satisfying, or remediating on or before the Closing Date, as the case may be, any of the Disapproved Conditions which it is not otherwise required by Section 6.c hereof to remove, satisfy, or remediate, then in either such case Buyer shall have the right, but not the obligation, at any time on or before the expiration of four (4) days following the expiration of the Response Period to either (i) give Seller notice that Buyer waives its objections) to such Disapproved Conditions or (ii) give Seller notice that Buyer is unwilling to waive such objections) (it being agreed that if Buyer shall fail to give Seller any such notice pursuant to the immediately preceding clause (i) or (ii), then Buyer shall be deemed to have given Seller a notice pursuant to the immediately preceding clause (ii) to the effect that it is unwilling to waive such objections). Upon giving of such notice that Buyer is unwilling to waive such objections), this Agreement shall automatically terminate and be void and without further recourse to the parties hereto except as otherwise specifically set forth herein and Escrow Holder shall return the Deposit to Buyer.

                 e.       Relationship to Contingencies.  Nothing in this
Section 6 shall be construed to limit Buyer's rights to terminate this Agreement under Section 5 with respect to the Review Period.

         7.      CLOSING REQUIREMENTS.

                 a. The Closing. On the Closing Date, all matters to be performed under this Agreement incident to the sale of the Property, and the payment of the Purchase Price (collectively, the "Closing") shall be performed at the offices of Seller's counsel, Rubin and Rudman, 50 Rowes Wharf, Boston, Massachusetts 02110, or other mutually acceptable location. The Closing shall commence on the day preceding the Closing Date at 10:00 a.m. All documents to be delivered at the Closing and all payments to be made shall be delivered to the Escrow Holder on the Closing Date, in escrow, pending the prompt recording of the Deed and other instruments as are required to be recorded to effect the transfer and conveyance of the Property, upon which recording, and confirmation from the Title Company that it is prepared to issue an owner's policy of title insurance in the form of the Specimen Title Policy, containing such endorsements, affirmative coverages, deletions of printed exceptions and title exceptions, and reinsurance agreements as are customary for commercial office properties in the City of Boston, insuring the Buyer's title to the Real Property in the amount of the Purchase Price, all instruments and funds shall then be delivered out of escrow; provided, however, that the Deed shall not be recorded and such other instruments, funds, and other Closing deliveries shall be returned by the Escrow Holder to the party which delivered them in the event that on the Closing Date (i) Seller shall be unable to give title, or to make conveyance, or to deliver possession, all as herein provided, (ii) the Title Requirements shall not be satisfied to the satisfaction of the Title Company, or (iii) the Property does not conform to the provisions of Section 7.b. hereof, and the provisions of Section 7.c hereof shall then be applicable. It is acknowledged that time is of the essence of this Agreement.

                 b. Possession and Condition of the Property. Without limiting the generality of the foregoing, at Closing full possession of the Real Property free of all tenants and occupants, except for tenants and occupants under the Leases and New Leases, is to be delivered, said Property to be then (i) in the same condition as it now is, reasonable use and wear thereof excepted and except as otherwise provided in Sections 15 and 19, and (ii) in compliance with the provisions of Section 6 hereof. Buyer and/or Buyer's agents shall be entitled to inspect the Property prior to the delivery of the Deed in order to determine whether the condition thereof complies with the terms hereof.

                 c. Extension to Cure. If on the Closing Date Seller shall be unable to give title, or to make conveyance, or to deliver possession, all as herein provided, or if on the Closing Date the Property does not conform to the provisions of Section 7.b., Seller, in its sole discretion, may give notice to Buyer, on or before the Closing Date, that it elects to use reasonable efforts to cure all impediments which cause it to be unable to give title, make conveyance or deliver possession as aforesaid, all as herein provided. Buyer shall thereupon have the option, to be exercised by notice to Seller given on or before the third (3rd) business day following receipt of such notice from Seller, (i) to terminate this Agreement, whereupon Escrow Holder shall return the Deposit to Buyer and all obligations of the parties hereto shall cease without recourse to the parties hereto, (ii) to exercise its election under Section 7.e, or (iii) to extend the Closing Date for a period (the "Seller's Extension Period") of up to thirty (30) days to permit Seller to cure as aforesaid. In the event that Buyer shall fail to timely give the aforesaid notice then Buyer shall be deemed to have elected the option in the foregoing clause (iii).

                 d. Termination. If, at the expiration of the Seller's Extension Period, Seller shall have failed so to give title, make conveyance, deliver possession, or make the Property conform, as the case may be, all as herein provided, then, subject to Buyer's rights under Section 7.e, this Agreement shall terminate, whereupon Escrow Holder shall return the Deposit to Buyer and all obligations of the parties hereto shall cease without recourse to the parties hereto except as otherwise specifically set forth herein including, without limitation, Section 11.b.

                 e. Buyer's Election. Buyer shall have the election, on the original or any extended Closing Date, to accept such title as Seller can deliver to the Property in its then condition and to pay therefor the Purchase Price without deduction (except to the extent necessary to clear title of any mortgages or related security documents given or similar encumbrance to secure indebtedness for money borrowed and except as otherwise provided in Section
15), in which case Seller shall convey such title by delivering the Deed subject to the conditions contained in this Agreement, including, without limitation, Section 11.b.

                 f. Accuracy of Representations and Warranties. It is a condition to each party's obligations to proceed to Closing that all of the representations and warranties of the other party hereunder are true and correct in all material respects as of the Closing Date (subject to any update or modification thereof as provided in Section 12.o, and except as provided in
Section 15) and such party has performed all of its covenants hereunder. If any condition to Buyer's or Seller's obligations hereunder is not fulfilled, Buyer or Seller, as the case may be, shall have no obligation to proceed to Closing.

         8.      CLOSING DELIVERIES.

                 a. Seller's Deliveries. Seller shall deliver or cause to be delivered the following documents (the "Seller's Documents") to Buyer at Closing (the receipt of all the following by Buyer shall be a precondition to Buyer's obligation to complete the Closing):

                 (1)      The duly executed and acknowledged Deed.

                 (2) The original, signed Leases and New Leases (or certified copies thereof if originals are not available) as well as Seller's tenant lease files, and the certified rent roll for the current month.

                 (3) All tenant security deposits including any interest earned thereon to the extent required to be returned to any tenant under any Lease or New Lease. If any tenant security deposit is in the form of a letter of credit, Seller shall use reasonable efforts to obtain and deliver at the Closing an amendment thereto or a replacement letter of credit naming Buyer as beneficiary. If any such letter of credit has not been so amended or replaced as of the Closing, at Closing Seller shall enter into an agency agreement with Buyer pursuant to which Seller will acknowledge that any such letter of credit is in the name of Seller as agent for Buyer, and that Seller will, as agent for Buyer, present and draw upon such letter of credit upon demand by Buyer. The obligations of Seller with respect to such letter of credit security deposits shall survive the Closing.

                 (4) A certification duly executed by Seller and Seller's Beneficiary, in the form attached hereto as Exhibit H, stating that neither Seller nor Seller's Beneficiary is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended. If Seller and Seller's Beneficiary shall fail or be unable to deliver the same, then Buyer shall have the right to withhold such portion of the Purchase Price as may be necessary, in the opinion of Buyer or its counsel, to comply with said Section 1445.

                 (5) Originals (or certified copies thereof if originals are not available) of all documents and materials assigned pursuant to the Contract Assignment.

                 (6) Originals (or certified copies thereof if originals are not available) of all other Review Materials if not already provided, together with all updates and modifications thereof and additions thereto through the

         Closing, and all other books and records in Seller's possession pertaining in a material way to the operation and management of the Property. To the extent that any of the governmental approvals included in the Review Materials require transfer or reissuance in the name of Buyer, Seller will cooperate with Buyer, at Buyer's expense, to facilitate such transfer or reissuance.

                 (7) A certificate by Seller to Buyer in the form attached hereto as Exhibit I to the effect that all of the representations and warranties of Seller hereunder, as the same may be modified or updated as set forth herein, remain true and correct in all material respects as of the Closing.

                 (8) Executed and acknowledged counterparts of the General Instrument of Transfer.

                 (9) An affidavit and indemnity in form and substance customarily delivered in connection with commercial transactions in the City of Boston to enable the Title Company to omit from any title insurance policy issued tc Buyer or Buyer's mortgagee exceptions for
         (i) parties in possession (except for tenants under the Leases or New Leases) and (ii) mechanic's liens created by or through Seller.

                 (10) Any trust, corporate, partnership or other authorization documents necessary to record the Deed.

                 (11) Evidence of the authority of any individuals or constituent partners in Seller's Beneficiary to execute any instruments executed and delivered by Seller or Seller's Beneficiary at Closing.

                 (12) Estoppel certificates from tenants of the Property representing tenants occupying eighty percent (80%) of the space occupied by tenants at the Property, dated no earlier than twenty (20) days prior to the Closing Date ("Tenant Estoppels") in the form attached hereto as Exhibit J (provided that if any Lease specifies the form of estoppel certificate which the tenant thereunder is obligated to deliver, such form may be delivered in lieu of the form attached hereto as Exhibit J). Seller shall use diligent efforts to obtain Tenant Estoppels from all tenants. Seller shall provide Buyer with all executed Tenant Estoppels and a list of the missing Tenant Estoppels five (5) days prior to the Closing Date. If Seller fails to obtain Tenant Estoppels from tenants representing eighty percent (80%) of the space occupied by tenants at the Property, then so long as Buyer receives Tenant Estoppels (collectively, "Required Tenant Estoppels") in respect of all tenants set forth on

         Exhibit K hereto, Seller shall be permitted (but not obligated) to deliver a Seller Estoppel for such tenants as Seller may elect so that such Seller Estoppels, together with all Tenant Estoppels received, shall represent tenants occupying eighty percent (80%) of the space occupied by tenants at the Property. For purposes of this Agreement, a Seller Estoppel shall mean an estoppel certificate from Seller for any tenant setting forth all of the information required by the Tenant Estoppel form attached hereto as Exhibit K. Seller shall indemnify, defend and hold Buyer harmless from and against any loss, cost or expense arising out of (i) Seller's failure to disclose in any such Seller Estoppel any default by Seller as landlord or by the tenant in whose place such Seller Estoppel is given, or (ii) any other misrepresentation contained in such Seller Estoppel. If and to the extent that any Tenant Estoppel is received from and after Closing for any Tenant for which Buyer has received a Seller Estoppel, the Seller Estoppel shall automatically terminate as it relates to such tenant to the extent consistent with the information contained in the Seller Estoppel.

                 (13) Evidence of the termination of Seller's property manager for the Property.

                 (14) Evidence reasonably satisfactory to Buyer and Title Company that all real estate taxes, sewer and water rates and charges, special assessments and betterments, and any utility charges the nonpayment of which could result in a lien upon the Property have been paid, to the extent the same are then due and payable.

                 (15)     Any and all keys, and lock and safe combinations.

                 (16) Evidence reasonably satisfactory to Buyer that all Contracts other than the Approved Contracts have been terminated as of the Closing Date.

                 (17) If the Approved Contracts include any contract for the construction of tenant improvements to be assigned by Seller to Buyer, evidence of payment by Seller of all amounts incurred thereunder through the Closing Date, including without limitation receipts and lien waivers from the general contractor thereunder. With respect to any such construction contract having an aggregate contract price of more than $250,000, Seller shall use its best efforts to obtain an estoppel certificate from the general contractor thereunder for the benefit of Buyer, dated no more than five (5) days prior to the Closing Date, certifying (i) that the contract is free from default by such contractor or by Seller as "owner" thereunder;
         (ii) all amounts theretofore
         paid under such contract; (iii) that the contractor has no claims against the Seller other than for quantified unpaid amounts specified in the estoppel certificate; and (iv) the amount of the contract sum not then due and payable. If Seller shall be unable to obtain any such contractor estoppel, and, if such an estoppel is obtained, with respect to the period from the date thereof through the Closing Date, Seller shall represent to Buyer the amounts theretofore paid under such contract and, to the best of Seller's knowledge, the matters set forth in clauses (i), (iii) and (iv) above. With respect to any construction contract having an aggregate contract price of $250,000 or less, Seller shall represent to Buyer the amounts theretofore paid under such contract and, to the best of Seller's knowledge, the matters set forth in clauses (i), (iii) and (iv) above. Representation made under this Section 8.a(17) shall be treated for all purposes as a representation made in Section 12 hereof.

                 (18) Any discharges, releases, other documents or other conditions required by the Title Company as Seller's Title Requirements under the Title Commitment are received or satisfied to the reasonable satisfaction of Title Company so as to enable Title Company to issue the owner's title policy in the form of the Specimen Title Policy.

                 (19) An estoppel certificate from the Boston Redevelopment Authority (the "BRA") to the effect that all "linkage" payments and public improvements heretofore required to be paid or performed by Seller or Seller's Beneficiary under the Development Impact Project Agreement for 125 Summer Street dated May 18, 1987 between the BRA and Seller's Beneficiary (the "DIP Agreement") have been so paid and performed. If Seller shall be unable to obtain any such BRA estoppel, Seller shall represent to Buyer at Closing that all such "linkage" payments and public improvements have been so paid and performed, which representation shall be treated for all purposes as a representation made in Section 12 hereof.

                 (20) Such other instruments as Buyer may reasonably request.

         To the extent that Buyer fails to receive the above deliveries or any of the deliveries specified in Section B.b below, or any of the conditions set forth above as conditions to Buyer's obligation to close pursuant to this Agreement shall fail to be fulfilled, then Buyer shall have the remedies provided in Section 11.b

                 b. Mutual Deliveries. Buyer and Seller shall deliver or cause to be delivered the following at the Closing:

                 (1) Executed and acknowledged counterparts of the Contract Assignment.

                 (2) Executed and acknowledged counterparts of the Lease Assignment.

                 (3) A closing statement reflecting the adjustments made at the Closing and described in Section 9 hereof.

                 (4) An instruction to the Escrow Holder directing the Escrow Holder to apply the Deposit to the Purchase Price.

                 c. Buyer's Deliveries. On the Closing Date, Buyer shall deliver at the Closing in escrow with the Title Company:

                 (1) The Purchase Price for the Property (plus any additional funds necessary to pay Buyer's share of closing costs and prorations, as hereinafter set forth), reduced by the amount of the Deposit, by wire transfer of immediately available funds. The amount of the Purchase Price paid to Seller shall be net of any closing costs and prorations payable by Seller as herein set forth.

                 (2) Such other instruments as Seller may reasonably request.

         9. CLOSING COSTS AND PRORATIONS. At Closing, closing costs shall be paid and prorations made as follows. All adjustments and prorations shall be made through but not including the Closing Date:

                 a. Closing Costs. Seller shall pay any state, county, or local transfer taxes, deed stamps, and any recording charges customarily paid by Seller. Buyer shall pay any recording costs customarily paid by Buyer, and the title insurance premium for the Owner's title insurance policy issued at Closing to Buyer by the Title Company and the costs for the Survey.

                 b. Prorations. The Purchase Price shall be subject to the following prorations:

                 (1) Taxes. Real and personal property taxes and general and special assessments shall be prorated on the basis of the fiscal year for such taxes and assessments. If the Closing Date shall occur before the real property tax rate for such fiscal year is fixed, the apportionment of taxes shall be made on the basis of the taxes assessed for the preceding fiscal year. After the real property taxes are finally fixed for the fiscal year in which the Closing Date occurs, Seller and Buyer shall make a recalculation of the apportionment of such taxes, and Seller or Buyer, as the case may be, shall make an appropriate payment to the other based on such recalculation. To the extent Seller has applied to obtain any real estate tax refund, the amount of the net proceeds of such tax refund shall be prorated through the Closing Date, if, as and when such proceeds are paid by the applicable governmental taxing authority (it being understood that to the extent any tenant leasing space in the Real Property shall be entitled to any portion of such tax abatement, that such portion shall be turned over to Buyer to remit to such tenant and shall be deducted from any tax refund proceeds in connection with calculating the net proceeds thereof).

                 (2) Rents. Prepaid rent, nondelinquent base rents, additional rents in the nature of operating expense recoveries, electricity recoveries, and tax reimbursements under the Leases and parking charges shall be prorated. Rents collected after the Closing Date from tenants whose rental was delinquent on the Closing Date, shall be deemed to apply first to current rental due at the time of payment and second to the rentals which were delinquent on the Closing Date. Unpaid and delinquent rents, to which Seller is entitled, shall be turned over to Seller if collected by Buyer after the Closing Date, less any reasonable collection costs actually incurred by Buyer.
         Buyer agrees to use good faith efforts to attempt to collect such rents. As of the Closing Date, Buyer shall be entitled to a credit for any tenant security deposits and interest thereon, if any, and any other amounts due tenants pursuant to such security deposits unless such security deposits are assigned pursuant to Section 8 or have been previously applied by Seller. In the event that any additional rent or the calculation thereof is subject to adjustment pursuant to the terms and provisions of any Lease (e.g., year-end adjustments to escalation charges, tenant audits, and the like), then after the amount of such additional rent is finally determined by Buyer, the parties shall make the proper adjustments so that the proration will be accurate based upon the actual amount of such additional rent collected for the period in question, and payment shall be made promptly to Buyer or Seller, whichever may be entitled to such payment, by the other party for the purpose of making such adjustment.

                 (3) Utilities. Charges and assessments for sewer and water and other utilities, including charges for consumption of electricity, steam and gas shall be apportioned by Buyer and Seller.

                 (4) Adjustment of Approved Contracts. Payments required or received under all Approved Contracts which are in the nature of service or maintenance contracts shall be apportioned by Buyer and Seller. Seller shall be entitled to reimbursement at Closing for all expenses incurred and paid for Leasing Costs under any Approved Contract pursuant to or in connection with any New Lease as provided in Section 14.e. Buyer shall be entitled to reimbursement at Closing for all expenses which remain to be paid under any Approved Contract for Leasing Costs for Leases other than New Leases except commissions which may become due in connection with the extension or renewal of any Lease after the Closing Date or in connection with the exercise after the Closing Date by any tenant of any expansion or extension option contained in any of the Leases.

                 (5) Leasing Costs. To the extent that Seller has paid or incurred Leasing Costs for New Leases not adjusted pursuant to the provisions of Section 9.b(4) above, including without limitation Leasing Costs for which Buyer is responsible in accordance with the provisions of Section 16.d, Seller shall be entitled to reimbursement at Closing for all such Leasing Costs, provided, however, that Buyer shall not be obligated to reimburse Seller for any free rent period prior to the Closing Date or other non-cash inducement attributable to the New Lease. Buyer shall be entitled to reimbursement at Closing for all Leasing Costs which remain to be paid under any Leases which are not New Leases, except commissions which may become due in connection with the extension or renewal of any Lease after the Closing Date or in connection with the exercise after the Closing Date by any tenant of any expansion or extension option contained in any of the Leases, but only to the extent not adjusted pursuant to the provisions of Section 9.b(4) above.

                 c. Post Closing Cooperation. After the Closing, Buyer and Seller shall cooperate with each other, and shall cause their respective property managers for the Property to cooperate with each other, including without limitation making available books and records for the Property, in order to respond to any Tenant inquiry concerning, challenge to or audit of, any operating expense or similar additional rent or rent escalation item. To the extent that any adjustment or proration required hereunder was based on estimates at the time of Closing, the parties shall readjust and re-prorate based upon final numbers when available, and make payment as appropriate based upon such readjustment and re-proration.

         The provisions of this Section 9 shall survive Closing.

         10. NOTICE TO TENANTS. Immediately after the Closing, Buyer and Seller shall notify tenants under the Leases and the New Leases in writing of Buyer's acquisition of the Property, which notices shall be in the form attached hereto as Exhibit L.

         11.     DEFAULT.

                 a. Buyer's Default. In the event that the transaction contemplated by this Agreement does not close due to a default by Buyer, Seller shall retain the Deposit as liquidated damages, and not as a penalty, and this shall be Seller's sole and exclusive remedy except with respect to the covenants and indemnities set forth in Sections 4 and 14.d. The parties agree that Seller's actual damages would be difficult or impossible to determine if Buyer defaults, and the Deposit is the best estimate of the amount of damages Seller would suffer. The Deposit has been determined by the parties as a reasonable sum for damages.

                 b.       Seller's Default.

                 (1) Except as provided in Section 11.b(2), in the event that the transaction contemplated by this Agreement does not close as a result of a default by Seller, Buyer's sole and exclusive remedy against Seller shall be to commence an action for specific performance of this Agreement to obtain such title as Seller is able to convey to the Property in its then condition, and Buyer shall have no right to an action for damages against Seller. The parties agree that Buyer's actual damages would be difficult or impossible to determine if Seller defaults and the ownership of the Property has a unique value to Buyer which is not adequately capable of being compensated through the payment of damages, so that it is specifically acknowledged and agreed that Buyer shall be entitled to the remedy of specific performance in connection with any such default, provided, however, that Seller shall not be required to expend an amount in excess of Seller's Remedial Limit (calculated without regard to legal fees or costs incurred by Seller in connection with such specific performance action) to specifically perform this Agreement except to the extent Seller has intentionally defaulted hereunder. Alternatively, in the case of Seller's default, Buyer may elect to have the Deposit returned to Buyer, and in such case this Agreement shall terminate, and Buyer and Seller shall have no further obligations hereunder except as otherwise specifically set forth herein.

                 (2) If the remedy of specific performance is unavailable as a result of a willful and intentional act by Seller in breach of this Agreement, Seller shall be liable for the damages sustained by Buyer by reason of such default, provided that the liability of Seller for such damages shall not exceed Five Million and 00/100 Dollars ($5,000,000.00).

                 (3)      If the Closing shall occur, the provisions of this
         Section ii.b shall not affect the liability of Seller hereunder.

         12. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties to Buyer as of the Effective Date:

                 a. Delivery of Written Materials. All Review Materials and other written materials (including, without limitation, the Exhibits to this Agreement) which Seller has delivered or shall deliver to Buyer pursuant this Agreement are and shall be complete in all material respects. The copies of the Leases, and the Contracts and the DIP Agreement delivered to Seller are true, accurate and complete in all material respects.

                 b. Other Agreements. On the Closing Date there will be no contracts, agreements or understandings, oral or written, with any person affecting the Property except (i) the Approved Contracts, (ii) those Leases listed on Exhibit G and any New Leases, (iii) the development approvals which have been obtained with respect to the Property including without limitation the DIP Agreement, all licenses and permits required by any zoning or environmental laws, and the applications therefor, (iv) the exceptions to title to the Property permitted in accordance with Section 6 hereof, and (v) any other agreements delivered by Seller to Buyer during the Review Period.

                 c. Due Authorization. Each of Seller and Seller's Beneficiary is validly existing, has all necessary power and authority to own and use its properties and to transact the business in which each is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Seller or Seller's Beneficiary herein, and to perform its obligations hereunder. Seller is duly authorized to execute and deliver, and perform this Agreement and all documents and instruments and transactions contemplated hereby or incidental hereto. No consents not already obtained are necessary to enable Seller or Seller's Beneficiary to perform this Agreement or carry out the transactions contemplated hereby or incidental hereto.

                 d. Enforceability. This Agreement and all documents required hereby to be executed by Seller, when so executed, shall be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                 e. No Conflict. The execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of any of the Leases or the Contracts or any other agreement or instrument to which Seller is now a party or otherwise subject, or with the organizational documents of Seller or Seller's Beneficiary.

                 f. Leases. Except as set forth on Exhibit M hereto, (a) no rent has been paid by any tenant or occupant of the Property more than thirty (30) days in advance, (b) to the best of Seller's knowledge, neither any tenant nor Seller is in default in the performance of any material covenant, agreement or condition contained in any of the Leases, (c) Seller has not received written notice from any tenant regarding pending or threatened offsets against rent or for any other monetary or material claim against Seller and no future rent concessions have been created which are not disclosed in the Leases; (d) to the best of Seller's knowledge, except as provided in this Agreement with respect to any New Lease, any and all construction or improvements that were required to be performed by Seller under any Lease have been fully completed and accepted by each tenant and all leasing commissions payable on account of any of the Leases have been fully paid, except those which may become due in connection with the extension or renewal of any Lease or in connection with the exercise by any tenant of any expansion or extension option contained in any of the Leases; and (e) to the best of Seller's knowledge the Leases are in full force and effect. The representations and warranties made in this Section 12.f shall be deemed withdrawn as to each Lease for which Seller delivers to Buyer a Tenant Estoppel at Closing, and to the extent that the matters set forth in such Tenant Estoppel Certificate are at variance with this Section 12.f, such matters shall be deemed updated representations of Seller in accordance with Section 12.o.

                 g. Notices. Seller has received no written notice or citation (a "Notice"):

                 (1) From any federal, state, county or municipal authority alleging any fire, health, safety, building pollution, environmental, zoning or other violation of any law, regulation, permit, order or directive in respect of the Property or any part thereof, which has not been entirely corrected;

                 (2) From any insurance company or bonding company of any defects or inadequacies in the Property or any part thereof, which would adversely affect the insurability of the same or of any termination or threatened termination of any policy of insurance or bond.

                 (3) From any governmental authority with respect to a proposed eminent domain taking of all or any portion of the Property.

         If any such Notice is received by Seller prior to Closing, Seller shall notify Buyer promptly thereof and provide a copy of such Notice to Buyer.

                 h. Violation of Law. To the best of Seller's knowledge, except as set forth on Exhibit N, all governmental approvals required for the current use of the Property have been issued and are currently in effect without violation, the Property is not under investigation for failure to comply with any statutes, laws, ordinances, rules, regulations, orders or directives of any and all governmental agencies pertaining to the use or occupancy of the Property, and the Property is in compliance with, and not in violation of, any applicable statutes, laws, ordinances, rules, regulations, orders or directives; provided, however, that Seller makes no representation herein with respect to compliance with the Americans with Disabilities Act or any rule, regulation or interpretation promulgated thereunder.

                 i. Hazardous Materials. To the best of Seller's knowledge, except as disclosed in the Review Materials, including without limitation the materials described on Exhibit O, there are no Hazardous Materials at the Property except for ordinary cleaning, landscaping, maintenance, and office supplies which are used and stored in compliance with applicable laws, and neither Seller nor any third party has previously used, manufactured, generated, treated, stored, disposed of, or released any Hazardous Materials on or under the Property or transported any Hazardous Materials over the Property.

                 j. Absence of Defects. To the best of Seller's knowledge, there are no material physical, structural, or mechanical defects of the Property, including, without limitation, the plumbing, heating, ventilation, air conditioning, elevator, and electrical systems or parking or loading areas, and all such items are in good operating condition and repair, ordinary wear and tear excepted.

                 k. Legal Proceedings. Except as set forth on Exhibit P hereto, there are no actions, suits or proceedings, pending, or, to Seller's knowledge, threatened before any court, commission, agency or other administrative authority against, or affecting Seller or the Property other than personal injury claims in the nature of "slip and fall" which are covered by insurance maintained by Seller. Seller has not suffered or confessed any judgment in or before any such court, commission, agency or other administrative authority against which remains unsatisfied.

                 l. No Employees. Seller does not directly employ any employees who work at the Property.

                 m. Leasing Commissions. Except as set forth on Exhibit O hereto, no person is entitled to any leasing commission in connection with the extension or renewal of any Lease or in connection with the exercise by any tenant of any expansion or extension option contained in any of the Leases. Neither the Seller nor the Property is subject to any "protection list" or similar obligation with respect to the future leasing of the Property.

                 n. Mechanics' Liens. On the Effective Date, Seller is not a party to one or more construction contracts for tenant improvements to the Property or any portion thereof, which remains in force and effect, under which more than $250,000 in the aggregate remains unpaid.

                 o. Updating of Schedules, Exhibits, Representations and Warranties. Seller shall have the right to modify, update and supplement all representations and warranties made herein, and any exhibits and schedules related thereto attached to or delivered in connection with this Agreement to the extent required to make such representations, warranties, exhibits and schedules true, accurate and complete by giving notice to Buyer at any time through the Closing Date. The provision of Section 15 shall be applicable to any such modification, update and/or supplement.

                 p. As-Is Purchase. As a material inducement to Seller to execute this Agreement, Buyer acknowledges, represents and warrants that, except as expressly provided in this Agreement, upon the satisfaction or waiver of the Contingencies (i) Buyer will have fully examined and inspected the Property, including the construction, operation and leasing of the Property, together with the Review Materials and such other documents and materials with respect to the Property which Buyer deems necessary or appropriate in connection with its ,investigation and examination of the Property, (ii) Buyer will have accepted the foregoing and the physical condition, value, presence/absence of Hazardous Materials, financing status, use, leasing, operation, tax status, income and expenses of the Property, (iii) the Property will be purchased by Buyer "AS IS" and "WHERE IS" and with all faults and, upon Closing, Buyer shall assume responsibility for the physical condition of the Property and (iv) Buyer will have decided to purchase the Property solely on the basis of its own independent investigation. Except as expressly set forth herein or in Seller's Documents, Seller has not made, does not make, and has not authorized anyone else to make any representation as to the present or future physical condition, value, presence/absence of hazardous materials, financing status, leasing, operation, use, tax status, income and expenses or any other matter or thing pertaining to the Property, and Buyer acknowledges that no such representation or warranty has been made and that in entering into this Agreement it does not rely on any representation or warranty other than those expressly set forth in this Agreement or in Seller's Documents. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN SELLER'S DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY. Seller shall not be liable for or bound by any verbal or written statements, representations, real estate broker' s "setups" or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or any other person unless the same are specifically set forth in this Agreement or in Seller's Documents.
The provisions of this Section 12.p. shall survive the Closing. If Buyer shall proceed to Closing with actual knowledge of any matter, or as to any matter set forth in (i) the Review Materials (ii) the Approved Contracts or (iii) the Leases which is in conflict with any of Seller's representations, warranties or indemnities made in this Agreement, Buyer shall be deemed to have waived such Seller's representations, warranties or indemnities to the extent inconsistent with such actual knowledge or the contents of such Review Materials, Approved Contracts or Leases.

                 q. Limitation of Seller's Representations. The representations and warranties set forth in this Section 12 shall survive the Closing to the date occurring twelve (12) months after the Closing Date, at which time such representations and warranties shall terminate and be of no further force or effect. All other representations and warranties made by Seller in this Agreement, unless expressly provided otherwise, shall not survive the Closing. Where representations and warranties are made in this Agreement to the "best of Seller's knowledge," such phrase shall mean and be limited to the actual knowledge of Michael C. Fong, Osama El Haddad, Mark S. James, and Richard C. Lovell. For purposes of the representations and warranties made by Seller in this Agreement and/or Seller's Documents, (1) "Seller's knowledge" shall not include that of any independent contractor hired by Seller or of any former employee of Seller, Jaymont (U.S.A.) Incorporated,
A. W. Perry, Inc. or any affiliate or
subsidiary of any of them, and (2) notices received by any independent contractor hired by Seller and not delivered by such contractor to Seller shall not be deemed to have been received by Seller.

Buyer agrees that it shall not assert a claim against Seller for breach of any one or more representations and warranties unless Buyer has sustained aggregate loss by reason thereof in the amount of $100,000.

         13. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby makes the following representations and warranties to Seller as of the Effective
Date:

                 a. Due Authorization. Upon satisfaction of the Contingency described in Section 5.a(3), Buyer has full power to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and the individuals) executing this Agreement on behalf of Buyer has the authority to bind Buyer to the terms and conditions of this Agreement.

                 b. Enforceability. Upon satisfaction of the Contingency described in Section 5.a(3), this Agreement and all documents required hereby to be executed by Buyer, when so executed, shall be legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         14. ACTIONS AFTER THE EFFECTIVE DATE. The parties covenant to do the following through the Closing Date.

                 a. Maintenance and Operation of Property. Seller shall continue to operate, maintain and insure the Property consistent with the present business and operations thereof and in a first-class manner, and Seller shall maintain the buildings, improvements, utilities, and systems that comprise or that are upon the Property in good condition and repair, normal wear and tear and casualty excepted, it being the intention of the parties hereto that the general operations of the Property shall not be changed between the date hereof and the date of Closing. Seller shall maintain all existing insurance coverages (providing coverage under a blanket policy in an amount in excess of the replacement cost of the Real Property) (or similar replacements thereof) in full force and effect. Seller shall not enter into any Contract or equipment lease that cannot be terminated by the owner of the Property, without penalty, with thirty (30) days notice, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed. Any such Contract or equipment lease approved by Buyer shall be deemed an Approved Contract.

                 b. Representations and Warranties. Subject to the provisions of Section 12.o, each party shall use diligent efforts to prevent any act or omission that would render any of its representations and warranties herein untrue or misleading, and shall immediately notify the other party if such act or omission occurs.

                 c. Entry; Buyer's Inspection. Buyer and Buyer's Agents may enter the Property for purposes of (i) performing nondestructive physical tests (except that Buyer may perform minor intrusive testing to determine the presence of asbestos-containing materials, termites and other wood destroying insects, provided that all damage resulting therefrom is promptly repaired by Buyer at its sole expense and to Seller's reasonable satisfaction) and (ii) conduct any and all engineering, environmental and other inspections at the Property and examine and evaluate the Review Materials and all other relevant agreements and documents within the possession of Seller or subject to its control, as Buyer may reasonably request. No soil and/or ground water sampling shall be performed unless and until the location, scope and methodology of such sampling and the environmental consultant selected by Buyer to perform such sampling have all been approved by Seller, which approval shall not be unreasonably withheld. Seller shall advise Buyer of its decision concerning such sampling and such proposed consultant within three (3) business days after request therefor by Buyer. Prior to conducting any such sampling, Buyer shall have a utility mark-out performed for the Property. Copies of all environmental and engineering reports prepared by or on behalf of Buyer with respect to the Property shall be provided promptly to Seller upon request. With respect to Buyer's right to inspect the Property, Buyer agrees that (i) each inspection shall be performed during normal business hours or at such other times as Seller and Buyer shall mutually agree and (ii) Buyer and Buyer's Agents shall use all reasonable efforts to minimize any disruption to the tenants, guests, employees, occupants of the Property and the operation thereof. Buyer shall give to Seller one (1) business day's advance notice of any such inspections, reviews or examinations. Buyer shall perform any testing or inspection of the Property only after Buyer has provided to Seller certificates of insurance or other evidence reasonably satisfactory to Seller that Buyer and/or Buyer's Agents carries general liability insurance in an amount of at least One Million Dollars ($1,000,000) together with evidence of adequate worker's compensation insurance. Seller shall have the right, at its option, to cause Seller's representative to be present at all inspections, reviews and examinations conducted on the Property by Buyer. Notwithstanding anything to the contrary contained in this Agreement, any investigation or examination of the Property, the Review Materials or other materials with respect to the Property performed by Buyer or Buyer's Agents prior to the Closing shall be performed at the sole risk and expense of Buyer, and Buyer shall be solely responsible for the acts or omissions of any of Buyer's Agents brought on, or to, the Property by Buyer. In addition, Buyer shall defend, indemnify and hold Seller harmless from and against all loss, expense (including, but not limited to, reasonable attorneys' fees and court costs arising from the enforcement of this indemnity), damage and liability resulting from claims for personal injury, wrongful death or property damage against Seller or any of the Property arising from or as a result of, any act or omission of Buyer or Buyer's Agents in connection with any inspection or examination of the Property by Buyer or Buyer's Agents, except that Buyer's agreements as set forth in this sentence shall not extend to any condition that is discovered by Buyer to be present on, under or about the Property. The provisions of this Section 14.d shall survive the Closing or the earlier termination of this Agreement.

                 d. Tenant Interviews. During the last seven (7) days of the Review Period, and provided that Buyer has acknowledged to Seller in writing that it is prepared to waive all other Contingencies (but Buyer need not actually waive the Contingencies and shall retain its right to terminate this Agreement in its sole discretion as provided in Section 5), Buyer may also enter the Property for the purpose of conducting interviews with existing tenants under the Leases, but entry for such purpose shall be made only with prior appointment with Seller or Seller's management agent for the Property, and Seller shall have the right to have its representative accompany Buyer on any such interview.

                 e.       Leasing.

                 (1) Prior to the expiration of the Review Period, but subject to the provisions of Section 14.e(2), Seller may enter into any new Lease or any amendment or modification to any Lease (any of the foregoing a "New Lease"), or termination of any Lease, without the prior approval of Buyer. Seller shall keep Buyer advised of proposals made by Seller or any prospective tenant with respect to any proposed new lease and shall provide drafts of any New Lease to Buyer as prepared, and Seller shall give notice to Buyer of any such New Lease or termination within one (1) business days after the same has been effected, together with a reasonably detailed budget setting forth the Leasing Costs to be incurred in connection with such New Lease, and a copy of any proposed construction contract for the construction of tenant improvements in connection with such proposed New Lease and of any leasing commission agreement related thereto. Any such construction contract and commission agreement shall be treated for all purposes as an Approved Contract. All Leasing Costs incurred by Seller in connection with such New Leases, in amounts not to exceed the amounts of such Leasing Costs detailed in the budgets submitted by Seller to Buyer, shall, if a Closing shall occur, be the obligation of Buyer, and to the extent that Seller has theretofore expended any sums for any of the foregoing, Buyer shall reimburse Seller at Closing for the amount of any such sums expended.

                 (2) Notwithstanding the provisions of Section 14.e(l), in order to permit Buyer sufficient time to evaluate the impact of any New Lease upon the satisfaction of the Contingencies, Seller shall not enter into any New Lease or related construction contract or commission agreement during the last two (2) business days of the Review Period unless the proposed New Lease, in the form to be executed by Seller, and the form of any related construction contract and/or commission agreement, has been delivered to Buyer prior to such two (2) business day period.

                 (3) After the expiration of the Review Period, except as provided in Section 16 hereof, Seller shall not enter into any New Lease, or any construction contract for the construction of tenant improvements in connection with any proposed New Lease or any leasing commission agreement related thereto, except in compliance with this
         Section 14.e(3). A copy of each New Lease proposed to be entered into by Seller after the expiration of the Review Period will be submitted to Buyer for its approval prior to execution by Seller, together with a reasonably detailed budget setting forth the Leasing Costs to be incurred in connection with such New Lease, and a copy of any proposed construction contract for the construction of tenant improvements in connection with such proposed New Lease and of any such commission agreement. Buyer shall notify Seller in writing within three (3) business days after its receipt of each such proposed New Lease, budget, commission agreement, and construction contract, if applicable, either of its approval or disapproval thereof, including of the Leasing Costs to be incurred in connection therewith and of any such construction contract or commission agreement. Buyer agrees that approval of any New Lease or related construction contract or commission agreement which is consistent with the prevailing market in the City of Boston shall not be unreasonably withheld or delayed. In the event Buyer informs Seller that Buyer does not approve any such proposed New Lease, Seller shall not enter into such New Lease, or any such construction contract or commission agreement, as the case may be. In the event Buyer fails to notify Seller in writing of its approval or disapproval of any such proposed New Lease or contract within the three-day time period for such purpose set forth above, such failure shall be deemed the approval by Buyer of such New Lease, budget and contract. Upon the approval or deemed approval of any such construction contract or Commission agreement, if the work under such contract is not complete as of the Closing Date or the commission has not been fully paid, such contract shall be treated for all purposes as an Approved Contract. If Buyer approves, or is deemed to have approved of, any New Lease, all Leasing Costs incurred by Seller in connection therewith, in an amount not to exceed the amount of such Leasing Costs approved or deemed approved by Buyer as provided herein, shall, if a Closing shall occur, be the obligation of Buyer, and to the extent that Seller has theretofore expended any sums for any of the foregoing, Buyer shall reimburse Seller at Closing for the amount of any such sums expended.

                 f. Pending Tax Abatement Proceedings. If Seller has applied to obtain any real estate tax abatement or refund, Seller shall not discontinue such application prior to the Closing Date. After the Closing Buyer and Seller shall cooperate with each other, and shall cause their respective property managers for the Property to cooperate with each other, including without limitation making available books and records for the Property, in order to enable the prosecution of any such application. The provisions of this Section 14.f shall survive Closing.

         15.     CERTAIN ADVERSE CHANGES.

                 a. Changes Relating to Hazardous Materials. If there shall occur, during the period which begins on the date of Buyer's Site Assessment and ends at the time of recording the Deed in connection with the Closing hereunder, any placement or release of Hazardous Materials on, at or under the Property in violation of applicable laws that would have an effect on the value of the Property, Buyer shall have the right to terminate this Agreement by giving notice of such termination to Seller within five (5) days after Buyer learns of such release or placement. Upon any such termination of this Agreement, Escrow Holder shall return the Deposit to Buyer.
Alternatively, if Buyer does not so terminate this Agreement, Buyer may give notice to Seller within such five (5) day period that it will proceed to Closing and the Purchase Price will be reduced by the lesser of (i) the amount by which the estimated cost of completing such remediation (as agreed upon by Buyer and Seller, each acting in good faith) exceeds $250,000, or (ii) the unexpended amount, as of the Closing Date, of Seller's Remedial Limit.

                 b. Changes Relating to Title. During the period which begins after the date and time of the Title Commitment and ends at the time of recording the Deed in connection with the Closing hereunder (the 'Title Period"), Seller shall not voluntarily make any changes in the condition of title to the Property which will not be released and removed at Closing, except with Buyer's advance written consent. Buyer shall have the right to approve or disapprove any exceptions to title (including, without limitation, any matter which would be shown on an accurate survey of the Real Property) suffered involuntarily by Seller during the Title Period (an "Involuntary Title Defect") or which arose prior to the Title Period but was inadvertently omitted by the Title Company from the Title Commitment (an "Omitted Defect"). If Buyer disapproves of any such Involuntary Title Defect, then Buyer may give to Seller a notice that it requires that Seller remove or satisfy such Involuntary Title Defect, and Seller shall be obligated to so remove or satisfy such Involuntary Title Defect, but only to the extent that the cost thereof, when added to any other remedial expenditures made by Seller pursuant to this Section !5, does not exceed Seller's Remedial Limit. If Buyer disapproves of any such Omitted Defect, then Buyer may give to Seller a notice that it requires that Seller remove or satisfy such Omitted Defect, an the provisions of Sections 6.a, 6.c and 6.d shall be applicable thereto, mutatis, mutandis.

                 c. Material Adverse Change. If a Material Adverse Change shall occur prior to Closing, Buyer shall have the right to terminate this Agreement by giving notice of such termination to Seller within (5) days after the occurrence of such Material Adverse Change. If Buyer shall give such notice, Seller shall have the right to negate such notice by giving notice to Buyer (a "Negation Notice") within five (5) days after receipt of Buyer's notice that Seller will pay so much of the cost to cure, remedy, discharge, repair, remove, satisfy or remediate the matters contributing to such Material Adverse Change, or restore so much of the anticipated revenue loss, and/or pay the re-leasing costs, as the case may be, relating thereto, as may be necessary to reduce the aggregate economic impact of such Material Adverse Change to $250,000; provided, however, that if the amount of such economic impact is not ascertainable with reasonable certainty at the time of the giving of Seller's Negation Notice, Seller's Negation Notice may contain Seller's undertaking to pay or restore the amount agreed upon by Buyer and Seller, each acting in good faith, when such economic impact is so ascertainable. Upon the giving of such Negation Notice, at Closing Seller shall be obligated to pay the amount undertaken in such Negation Notice, or to escrow at Closing an amount agreed upon between Seller and Buyer pending final agreement upon an amount as aforesaid, and Buyer shall be obligated to proceed to Closing in accordance with this Agreement. The Closing Date shall be automatically extended for such period of time as is necessary to enable Buyer and Seller to give and respond to notices as contemplated herein. If Seller does not give such Negation Notice with such five (5) day period, subject to the provisions of Section 7.e, this Agreement shall terminate, and Escrow Holder shall return the Deposit to Buyer.

         16. NEW BANK OF TOKYO LEASE. Buyer acknowledges that Seller is in negotiation with the Bank of Tokyo ("BOT") for the extension of the BOT lease for 91,281 square feet of the Property. With respect to such lease extension, or new lease, with BOT (the "New BOT Lease"), Buyer and Seller agree as follows:

                 a.       During the Review Period.

                 (1) Prior to the expiration of the Review Period, but subject to the provisions Section 16.a(2), Seller reserves the right to enter into the New BOT Lease on such terms as Seller may determine. Seller shall keep Buyer advised of proposals made by Seller or BOT with respect to any proposed New BOT Lease, and of the Seller's estimate of the Leasing Costs associated with any such proposals. If Seller and BOT shall have signed or initialled a term sheet setting forth the material economic terms of the New BOT Lease prior to the expiration of the Review Period, Seller may conclude such New BOT Lease, even if after the expiration of the Review Period, without the need for the prior approval of Buyer so long as the New BOT Lease is consistent in all material terms with such term sheet and, except as otherwise provided in such term sheet, (i) contains no provisions with regard to early termination of the New BOT Lease, (ii) contains no provision permitting extension or renewal of the term thereof other than for a term of not more than an additional five years at a rental rate not less than 90% of prevailing market rent at the commencement of such extension or renewal term, and (iii) as to all other terms and conditions, contains no provisions more onerous to landlord than the cognate provisions of any existing Lease with BOT. Seller shall give notice to Buyer of any such New BOT Lease or term sheet within one (1) business day after the same has been effected.

                 (2) Notwithstanding the provisions of Section 16.a(l), in order to permit Buyer sufficient time to evaluate the impact of any New BOT Lease upon the satisfaction of the Contingencies, Seller shall not enter into any New BOT Lease, or initial a term sheet therefor, during the last two (2) business days of the Review Period unless the proposed New BOT Lease is a Qualifying BOT Lease, or such term sheet, in the form to be executed by Seller, has been delivered to Buyer prior to such two (2) business day period.

                 b. After the Review Period. After the expiration of the Review Period, Seller may enter into the New BOT Lease for

91,281 square feet without the prior approval of Buyer so long as the New BOT Lease (i) provides for a base rental rate of not less than $29.50 per foot (with 12 free parking spaces), (ii) is for a term of five years, (iii) permits expansion of the premises demised thereunder of no more than 20% of the initial premises at a rent of not less than $29.50 per foot for the initial five year term of the New BOT Lease (or the portion of such five-year term remaining at the time of such expansion premises are added to the New BOT Lease) requiring tenant allowance of not more than $15.00 per foot and the payment of leasing commissions of not more than $2.00 per foot, (iv) contains no provisions with regard to early termination of the New BOT Lease, (v) contains no provision permitting extension or renewal of the term thereof other than for a term of not more than an additional term of five years at a rental rate not less than 90% of prevailing market rent at the commencement of such extension or renewal term, and (vi) as to all other terms and conditions, contains no provisions more onerous to landlord than the cognate provisions of any existing Lease with BOT (a "Qualifying BOT Lease"). After the expiration of the Review Period, except as provided in Section 16.a above, prior approval by Buyer shall be required for any New BOT Lease which is not a Qualifying BOT Lease.

                 c. After the Closing. If Seller shall not have entered into a New BOT Lease prior to Closing, Buyer agrees that in the period from the Closing Date through and including December 31, 1995, it will continue to negotiate in good faith with BOT to reach agreement on a Qualifying BOT Lease. Buyer will keep Seller advised of the progress of such negotiations. Seller acknowledges that after the Closing, the negotiation and documentation of a New BOT Lease be solely within the control of Buyer.

                 d. Leasing Costs. Buyer and Seller shall be responsible for Leasing Costs associated with a New BOT Lease as follows:

                 (1) With respect to any New BOT Lease entered into by Seller prior to the Closing, Buyer shall be responsible for the first $1,138,967 of such Leasing Costs; Seller and Buyer shall each be responsible for one half of the next $500,000 of such Leasing Costs, and Seller shall be responsible for all Leasing Costs in excess of $1,638,967, and the parties shall make appropriate adjustments at Closing to reflect the foregoing;

                 (2) With respect to any Qualifying BOT Lease entered into by Buyer on or before December 31, 1995, Buyer shall be responsible for the first $1,138,967 of such Leasing Costs; Seller and Buyer shall each be responsible for one half of the next $500,000 of such Leasing Costs, and Seller shall be responsible for all Leasing Costs in excess of $1,638,967; provided, however, that without the prior approval of Seller, Seller's aggregate obligation for such Leasing Costs shall not exceed $300,000.

The party responsible for Leasing Costs shall either pay such costs directly when incurred, or reimburse the other party if such costs have been paid in the first instance by the other party. Buyer and Seller agree that (i) any free rent included in the Leasing Costs for a Qualifying BOT Lease shall be considered the first dollars of Leasing Costs paid, and (ii) if such free rent shall exceed $1,138,967, for the purpose of applying Seller's obligation to be responsible for Leasing Costs, free rent shall be treated as if a payment due to a third party and shall, to the extent of Seller's obligation therefor, be paid by Seller to Buyer.

                 e. Success Fee. If Seller shall have entered into a Qualifying BOT Lease prior to the Closing, on the Closing Date, Buyer shall pay to Seller the a success fee in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Success Fee"). If Buyer shall enter into a Qualifying BOT Lease on or before December 31, 1995, Buyer shall pay the Success Fee to Seller, by wire transfer to Seller's account as specified in Exhibit F, on or before the date which is two (2) business days after the execution and delivery by Buyer and BOT of the New BOT Lease. In the case of a such post-Closing payment of the Success Fee, Buyer may offset against such Success Fee any Leasing Costs associated with the New BOT Lease for which Seller is responsible as herein provided and which have not been paid or reimbursed, as applicable, by Seller at the time of payment of such Success Fee.

                 f. Provisions Survive. The provisions of this Section 16 shall survive the Closing.

         17. USE OF PROCEEDS TO CLEAR TITLE. Any unpaid taxes, assessments, water charges and sewer rents" together with the interest and penalties thereon to Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge together with the cost of recording and filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable on the Closing Date if Seller delivers to Buyer on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record and Buyer's title company agrees to insure against such liens or encumbrances.

         18. SURVIVAL. The terms, covenants and indemnities contained in this Agreement required to be operative after delivery of the Deed shall survive delivery of the Deed without limitation as to time, unless a time limitation is expressly provided, and shall not be deemed to have been merged in the Deed.

         19. DAMAGE TO PROPERTY. If the Property or any part thereof (i) is damaged by casualty or (ii) is taken by exercise of the power of eminent domain prior to the Closing Date, and in the case of either such casualty or taking the damage to the Property exceeds $500,000, as reasonably determined by Buyer, Buyer may terminate this Agreement by notice given to Seller within ten
(10) days of the date Seller gives notice to Buyer of such casualty or taking. If Buyer does not so terminate this Agreement or such damage does not exceed $500,000, the parties shall proceed to Closing as follows: In the case of damage due to casualty, the Purchase Price shall be adjusted by an amount mutually agreed upon by Buyer and Seller, each acting reasonably, as the cost to restore the Property to the condition existing prior to the casualty (to the extent not restored by the Closing Date), and Buyer shall retain all insurance proceeds arising from the casualty. In the case of a taking, at the Closing Seller shall pay over or assign to Buyer all awards recovered or recoverable on account of such taking. Buyer agrees to cooperate with Seller after the Closing in the adjustment of any insurance claim made by Seller in connection with such casualty, including without limitation providing reasonable access for inspection of the Property by insurance representatives or adjusters in connection with any loss adjustment.

         20. BROKERAGE COMMISSION. Seller and Buyer each warrant to the other party that its sole contact with the other party or the Property regarding this transaction has been directly with the other party or with Spaulding and Slye as consultant to Buyer. Buyer shall be responsible for any investment fees or commissions, payable to Spaulding and Slye in connection with the transaction contemplated by this Agreement. Seller and Buyer further warrant to each other that no broker or finder can properly claim a right to a commission or finder's fee based upon contacts between the claimant and the warranting party with respect to the other party or the Property. Seller and Buyer shall indemnify, defend and hold the other party harmless from and against any loss, cost or expense, including, but not limited to, attorneys' fees and court costs, resulting from any claim for a fee or commission by any broker or finder in connection with the Property and this Agreement resulting from the indemnifying party's actions. The foregoing indemnities shall survive the Closing.

         21. BOOKS AND RECORDS. From and after Closing, Seller shall have the right to inspect and otherwise have access to any books and records for the Property at reasonable times and upon reasonable notice to the extent reasonably necessary for Seller to complete any tax returns or to reconcile any payments or credits for real estate taxes, common area expenses or other similar items.

         22. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto. Buyer may not assign Buyer's rights hereunder to any party other than a wholly owned subsidiary of Buyer without Seller's consent. No such assignment shall relieve Buyer named herein of any liability to Seller.

         23. ENTIRE AGREEMENT. This Agreement contains all of the covenants, conditions and agreements between the parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written. The parties intend that this Agreement constitute the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any proceeding involving this Agreement.

         24. ATTORNEYS' FEES. In the event of any litigation regarding the rights and obligations under this Agreement or in the Escrow Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and court costs. Each party shall bear its own attorneys, fees in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereunder.

         25. NOTICES. All notices required to be given pursuant to the terms hereof shall be in writing and delivered by hand delivery, in which case notice shall be deemed given on the day of delivery, or by overnight delivery service (such as Federal Express) or via facsimile transmission (with confirmation copy sent by overnight delivery service), in which case notice shall be deemed given on the day after the day sent, addressed to Seller at Seller's Address, with a courtesy copy to Myrna Putziger, Esq., Rubin and Rudman, 50 Rowes Wharf, Boston, Massachusetts 02110, Facsimile (617) 439-9556; and to Buyer at Buyer's Address, with a courtesy copy Clarence W. Olmstead, Jr., Esquire, Shearman & Sterling, 153 East 53rd Street, New York, New York 10022, Facsimile (212) 848-5252. The foregoing addresses may be changed by written notice to the other party as provided herein.

         26. EXHIBITS AND DEFINED TERMS. All exhibits attached hereto are incorporated herein by reference thereto. All of the terms and definitions set forth in the Defined Terms section are incorporated in this Agreement by reference thereto.

         27. TIME. Time is of the essence of every provision herein contained. When the last day for the performance of any act permitted or required hereunder falls on any day which is not a business day in the City of Boston, Massachusetts, such act may be performed on the next business day in said city. When an act must be form or a notice given by the end of a specified day, such act must be performed or such notice given by 6:00 p.m. in the City of Boston, Massachusetts.

         28. STANDSTILL PERIOD. During the Review Period, Seller will not directly or indirectly solicit, provide any information to, engage in discussions or negotiations with, or enter into any agreement or understanding with any person, entity or group, concerning sale of the Property or interests therein, or any similar transaction, provided, however that the foregoing shall not restrict Seller's right to respond to any unsolicited offer so long as such response does not entail any such negotiation or the entering into any such agreement or understanding.

         29. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

         30. NO ORAL MODIFICATION OR WAIVER. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

         31. NO RECORDING. Buyer agrees that it shall not record this Agreement or any summary of the provisions thereof with the Suffolk Registry of Deeds. Any such recording shall automatically render this Agreement null and void.

         32. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         33. CAPTIONS. The captions of this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope, meaning or intent of this Agreement.

         34. SEVERABILITY. The invalidation or unenforceability in any particular circumstance of any of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

         35. NO JOINT VENTURE. This Agreement shall not be construed as in any way establishing a partnership, joint venture, express or implied agency, or employer-employee relationship between Buyer and Seller.

         36. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole benefit of the parties hereto, their respective successors and permitted assigns, and no other person or entity shall be entitled to rely upon or receive any benefit from this Agreement or any term hereof.

         37.     LIMITATION ON PERSONAL LIABILITY.

                 a. Except as expressly set forth in Section 37.b, no Trustee of Seller, and no joint venture partner of Seller's Beneficiary, no general or limited partner of any partnership which is a joint venture partner in Seller's Beneficiary, and no officer, director, or stockholder of any corporation which is a partner at any tier in Seller's Beneficiary, no disclosed or undisclosed principal of Seller, and no person or entity in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at Closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.

                 b. Notwithstanding the provisions of Section 37.a, Seller's Beneficiary, the joint venture partners of Seller's Beneficiary, and Jaymont (U.S.A.) Incorporated (collectively, the "Responsible Parties"), shall be liable for the obligations of Seller hereunder, provided, however, that the aggregate liability of the Responsible Parties shall not exceed Two Million and 00/100 Dollars ($2,000,000.00); provided that in the case of damages arising by reason of Seller's default as described in Section ii.b(2) hereof, such aggregate liability shall not exceed Five Million and 00/100 Dollars ($5,000,000.00).

         38. EXECUTION. The submission of this Agreement for examination does not constitute an offer by or to either party. This Agreement shall be effective and binding only after due execution and delivery by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement under seal the day and year first above written.

                                 "SELLER"

                                 /s/ MARK S. JAMES
                                 --------------------------------------
                                 Mark S. James as Trustee of Lincoln
                                 Summer Realty Trust, and not
                                 individually

                                 "BUYER"

                                 CORNERSTONE PROPERTIES INC.


                                 By:  /s/ FRANCIS H. SHIELDS, JR.
                                    ------------------------------

                                 By:  /s/ SCOTT M. DALRYMPLE
                                    ------------------------------


         The undersigned Jaymont (U.S.A.) Incorporated, a Delaware corporation, general partner of 125 Summer Associates Limited Partnership, a Massachusetts limited partnership which is a venturer in Seller's Beneficiary, joins in the foregoing Agreement for the limited purpose of agreeing to the provisions of
Section 37.b thereof, and agrees that Seller may assert claims arising under the foregoing Agreement, to the extent provided in said Section 37.b, directly against Jaymont (U.S.A.) Incorporated as though it were the "Seller" under the Agreement.


                                 JAYMONT (U.S.A.) INCORPORATED


                                 By: /s/ RICHARD LOVELL
                                    -------------------------------
                                    Treasurer

                                   EXHIBIT A

                                LAND DESCRIPTION

PARCEL I

That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled "Plan of Land, Boston, Mass." dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No. 227, in Book 11385, Page 112, bounded and described according to said plan as follows:

NORTHERLY                     by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22/100
                              (61.22) feet, and one hundred three and 92/100 (103.92) feet;

EASTERLY                      by South Street one hundred seventeen and 48/100 (117.48) feet;

SOUTHERLY                     by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89)
                              feet;

'EASTERLY                     by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;

SOUTHERLY                     by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by two lines measuring forty-two and 56/100 (42.56) feet, 21/100 (0.21) feet and thirty-seven and 98/100 (37.98)
                              feet;

WESTERLY                      by Lincoln Street one hundred eighty-four and 48/100 (184.48) feet.

PARCEL II

A certain parcel of land located in Boston, Suffolk County, Massachusetts known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22, 1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:

WESTERLY                      by Lincoln Street - 19 feet;

NORTHERLY                     by property now or formerly of 30 Lincoln Street Trust - 81 feet; and

SOUTHEASTERLY
to
SOUTHWESTERLY                 in three courses - 17.00 feet, 14.60 feet, and by an arc with the length of 40.83 feet and a radius of
                              20 feet, all as shown on said Plan.

                                   EXHIBIT B

                                  Form of Deed

                                 QUITCLAIM DEED

         MICHAEL C. FONG, OSAMA EL HADDAD, AND MARK S. JAMES as Trustees of LINCOLN SUMMER REALTY TRUST under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually, having a place of business at 125 Summer Street, Boston, Suffolk County, Massachusetts, in consideration of One Hundred Five Million and 00/100 Dollars ($105,000,000.00) paid, grants to CORNERSTONE PROPERTIES INC., a Nevada corporation(1) having a place of business at 31 West 52nd Street, Suite 1600, New York, New York, with QUITCLAIM COVENANTS, the land with the buildings and other improvements thereon in Boston, Suffolk County, Massachusetts known and numbered as 125 Summer Street, and more particularly described as follows:


PARCEL I

That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled "Plan of Land, Boston, Mass." dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No. 227, in Book 11385, Page 112, bounded and described according to said plan as follows:

NORTHERLY                     by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22/100
                              (61.22) feet, and one hundred three and 92/100 (103.92) feet;

EASTERLY                      by South Street one hundred seventeen and 48/100 (117.48) feet;

SOUTHERLY                     by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89)
                              feet;

EASTERLY                      by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;


- --------------------
         (1)     or any assignee permitted by Section 22 of the Agreement.

SOUTHERLY                     by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by two lines measuring forty-two and 56/100 (42.56) feet, 21/100 (0.21) feet and thirty-seven and 98/100 (37.98)
                              feet;

WESTERLY                      by Lincoln Street one hundred eighty-four and 48/100 (184.48) feet.

PARCEL II

A certain parcel of land located in Boston, Suffolk County, Massachusetts known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22, 1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:

WESTERLY                      by Lincoln Street - 19 feet;

NORTHERLY                     by property now or formerly of 30 Lincoln Street Trust - 81 feet; and

SOUTHEASTERLY
to
SOUTHWESTERLY                 in three courses - 17.00 feet, 14.60 feet, and by an arc with the length of 40.83 feet and a radius of
                              20 feet, all as shown on said Plan.

together with all rights and interests appurtenant thereto, including, without limitation, any water and mineral rights, development rights, air rights, easements and rights-of-way.

         The said premises are conveyed subject to encumbrances of record to the extent in force and effect.

         For Grantor's title, see:

         Quitclaim Deed from 125 Summer Street Corporation to Grantor herein dated December 23, 1986, recorded with Suffolk Registry of Deeds in Book 13279, Page 224; and

         Quitclaim Deed from Joseph N. Resha and William C. Bradford to Grantor herein dated March 18, 1986, recorded with Suffolk Registry of Deeds in Book _____, Page ____.

         Executed under seal this ___ day of November, 1995.



                                        --------------------------------------
                                        Mark S. James as Trustee of Lincoln
                                        Summer Realty Trust, and not
                                        individually




State of: ______________)
                        ) ss.
County of: _____________)


         On this ____ day of November, 1995 before me personally appeared Mark
S. James as Trustee of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually who, being duly sworn, did say that the foregoing instrument was signed in by him as Trustee as aforesaid and that said instrument was his free act and deed.


                                        ----------------------------------
                                        Notary Public
                                        My Commission Expires:

                                  EXHIBIT C

                           Form of Lease Assignment

              ASSIGNMENT AND ASSUMPTION OF LEASES AND TENANCIES
                              125 SUMMER STREET
                            BOSTON, MASSACHUSETTS


         This Assignment and Assumption of Leases and Tenancies (this "Assignment") is made as of the ___th day of November, 1995 by and between Michael C. Fong, Osama El-Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually (the "Assignor"), and Cornerstone Properties Inc., a Nevada corporation(1) (the "Assignee") .

         In connection with the conveyance of certain property owned by Assignor known and numbered as 125 Summer Street, Boston, Suffolk County, Commonwealth of Massachusetts, which property is more particularly described in
SCHEDULE I attached hereto and made a part hereof (the "Property"), and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby transfers and assigns to the Assignee all of the Assignor's right, title and interest in and to those certain leases which are described on the schedule attached hereto as SCHEDULE II and made a part hereof (collectively, the "Leases"), and all of the rights, benefits and privileges thereunder, including without limitation the right to receive rentals thereunder from and after the date hereof, and the right to receive the proceeds of the exercise of any option to purchase contained therein, whenever exercised, together with all security deposits, advance rentals, and cleaning deposits (collectively, the "Deposits") whether such Deposits are set forth in said SCHEDULE II or not, and all guarantees, if any, of the Leases.

         The Assignor agrees to defend with counsel approved by the Assignee, which approval will not be unreasonably withheld or delayed, save harmless and indemnify the Assignee from and against all claims, demands, liabilities, costs and expenses arising out of any obligations of the Assignor under the Leases arising or occurring prior to the date hereof; provided, however, that the Assignor's agreement to so defend, save harmless and indemnify the Assignee shall not extend to claims, demands, liabilities, costs and expenses arising out of any obligations of

- ------------------
         (1)     or any assignee permitted by Section 22 of the Agreement.

the Assignor under the Leases arising or occurring prior to the date hereof of which the Assignee has actual knowledge on the date hereof by reason of the disclosure of any such claims, demands, liabilities, costs and expenses in any Tenant Estoppel Certificate delivered by the Assignor to the Assignee from a tenant under the Leases. The foregoing limitation upon the Assignor's agreement to defend, indemnify and save harmless shall not affect the liability of the Assignor for any such claims, demands, liabilities, costs and expenses, which the Assignee does not hereby assume.

         The Assignee hereby accepts the assignment of the Leases set forth above and hereby assumes all obligations of the Assignor under the Leases first arising from and after the date hereof, including, without limitation, all obligations with respect to the Deposits (to the extent delivered by Assignor to Assignee), and hereby agrees to defend with counsel approved by the Assignor, which approval will not be unreasonably withheld or delayed, save harmless and indemnify the Assignor from and against all claims, demands, liabilities, costs and expenses arising out of any obligations of the Assignee under the Leases first arising or occurring from and after the date hereof.

         In the event of any inconsistency between the terms hereof and the terms of the Purchase and Sale Agreement dated September __, 1995 between Assignor and Assignee, the terms of the Purchase and Sale Agreement shall govern.

         This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by the laws of the Commonwealth of Massachusetts.

         IN WITNESS WHEREOF, the parties have executed this Assignment under seal as of the date first written above.

                                       ASSIGNOR:

Witness:

- -----------------------                ---------------------------------
                                       Mark S. James as Trustee of Lincoln
                                       Summer Realty Trust, and not
                                       individually

                                       ASSIGNEE:

                                       CORNERSTONE PROPERTIES INC.
Witness:

                                       By:
- -----------------------                    --------------------------
                                               Name:
                                               Title:




State of: ______________)
                        ) ss.
County of: _____________)


         On this ___ day of November, 1995 before me personally appeared Mark
S. James as Trustee of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually who, being duly sworn, did say that the foregoing instrument was signed in by him as Trustee as aforesaid and that said instrument was his free act and deed.


                                        -------------------------------
                                        Notary Public
                                        My Commission Expires:

                                   SCHEDULE I

                                  The Property

PARCEL I

That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled "Plan of Land, Boston, Mass." dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No. 227, in Book 11385, Page 112, bounded and described according to said plan as follows:

NORTHERLY                     by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22/100
                              (61.22) feet, and one hundred three and 92/100 (103.92) feet;

EASTERLY                      by South Street one hundred seventeen and 48/100 (117.48) feet;

SOUTHERLY                     by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89)
                              feet;

EASTERLY                      by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;

SOUTHERLY                     by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by two lines measuring forty-two and 56/100 (42.56) feet, 21/100 (0.21) feet and thirty-seven and 98/100 (37.98)
                              feet;

WESTERLY                      by Lincoln Street one hundred eighty-four and 48/100 (184.48) feet.

PARCEL II

A certain parcel of land located in Boston, Suffolk County, Massachusetts known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22, 1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:

WESTERLY                      by Lincoln Street - 19 feet;

NORTHERLY                     by property now or formerly of 30 Lincoln Street Trust - 81 feet; and

SOUTHEASTERLY
to
SOUTHWESTERLY                 in three courses - 17.00 feet, 14.60 feet, and by an arc with the length of 40.83 feet and a radius of
                              20 feet, all as shown on said Plan.

                                  SCHEDULE II

                                     LEASES
                        SECURITY DEPOSITS AND GUARANTIES

                                   EXHIBIT D

                          Form of Contract Assignment


                           CONTRACT RIGHTS ASSIGNMENT
                               125 SUMMER STREET
                             BOSTON, MASSACHUSETTS
                      (SERVICE AND CONSTRUCTION CONTRACTS)


         This Contract Rights Assignment (this "Assignment") is made as of the ___th day of November, 1995 by and between Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually (the "Assignor"), and Cornerstone Properties Inc., a Nevada corporation(1) (the "Assignee").

         In connection with the conveyance of certain property owned by Assignor known and numbered as 125 Summer Street, Boston, Suffolk County, Commonwealth of Massachusetts, which property is more particularly described in
SCHEDULE I attached hereto and made a part hereof (the "Property"), and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants and conveys unto Assignee all of Assignor's right, title and interest in and to those certain contracts and agreements, and all modifications and amendments thereof, listed in SCHEDULE II attached hereto and made a part hereof (collectively, the "Contracts"), which Contracts concern,and relate to service, maintenance, supply, construction, utility, parking and management contracts affecting the construction, use, ownership, maintenance and/or operation of the Property, together with the improvements erected thereon, but expressly excluding any leases of any portion of the Property. Assignor agrees to defend with counsel approved by Assignee, save harmless and indemnify Assignee from and against all claims, demands, liabilities, costs, and expenses arising out of any obligations of Assignor under the Contracts arising or occurring prior to the date hereof.

         To have and to hold the same unto Assignee, its successors and assigns, from and after the date of execution and delivery hereof for all the rest of any term thereof mentioned in any of the Contracts respectively, subject to the covenants, conditions and provisions also mentioned in each of the Contracts

- ------------------
         (1)     or any assignee permitted by Section 22 of the Agreement.

respectively.

         Assignee hereby accepts the assignment of the Contracts set forth above and hereby assumes all obligations of Assignor under the Contracts (subject to any limitation of liability contained therein) first arising from and after the date hereof, and hereby agrees to defend with counsel approved by Assignor, save harmless and indemnify Assignor from and against all claims, demands, liabilities, costs and expenses arising out of any obligations of Assignee under the Contracts first arising or occurring from and after the date hereof.

         In the event of any inconsistency between the terms hereof and the terms of the Purchase and Sale Agreement dated September ___, 1995 between Assignor and Assignee, the terms of the Purchase and Sale Agreement shall govern.

         This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall be governed by the laws of the Commonwealth of Massachusetts.

         This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment under seal as of the date first written above.

                                       ASSIGNOR:

Witness:

- -------------------------------        -------------------------------------
                                       Mark S. James as Trustee of Lincoln
                                       Summer Realty Trust, and not
                                       individually


                                       ASSIGNEE:

                                       CORNERSTONE PROPERTIES INC.
Witness:

                                       By:
- ------------------------------            -------------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE I

                                  The Property


PARCEL I

That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled "Plan of Land, Boston, Mass." dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No. 227, in Book 11385, Page 112, bounded and described according to said plan as follows:

NORTHERLY                     by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22/100
                              (61.22) feet, and one hundred three and 92/100 (103.92) feet;

EASTERLY                      by South Street one hundred seventeen and 48/100 (117.48) feet;

SOUTHERLY                     by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89)
                              feet;

EASTERLY                      by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;

SOUTHERLY                     by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by two lines measuring forty-two and 56/100 (42.56) feet, 21/100 (0.21) feet and thirty-seven and 98/100 (37.98)
                              feet;

WESTERLY                      by Lincoln Street one hundred eighty-four and 48/100 (184.48) feet.

PARCEL II

A certain parcel of land located in Boston, Suffolk County, Massachusetts known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22, 1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:

WESTERLY                      by Lincoln Street - 19 feet;

NORTHERLY                     by property now or formerly of 30 Lincoln Street Trust - 81 feet; and

SOUTHEASTERLY
to
SOUTHWESTERLY                 in three courses - 17.00 feet, 14.60 feet, and by an arc with the length of 40.83 feet and a radius of
                              20 feet, all as shown on said Plan.

                                 SCHEDULE II

                              Approved Contracts

                                   EXHIBIT E

                     Form of General Instrument of Transfer


                        GENERAL INSTRUMENT OF TRANSFER
                              125 SUMMER STREET
                            BOSTON, MASSACHUSETTS


         This General Instrument of Transfer (this "Instrument") is made as of the ___th day of November, 1995 by and between Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 1ll, as amended, and not individually (the "Assignor"), and Cornerstone Properties Inc., a Nevada corporation(1) (the "Assignee") .

         In connection with the conveyance of certain property owned by Assignor known and numbered as 125 Summer Street, Boston, Suffolk County, Commonwealth of Massachusetts, which property is more particularly described in
SCHEDULE I attached hereto and made a part hereof (the "Property"),. and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants and conveys unto Assignee, all of Assignor's right, title and interest in and to the following (collectively, the "Interests"):

1. All appurtenances and privileges belonging to the Property and the rights, benefits and privileges of owning and operating the same;

2. All rights, entitlements and/or approvals to develop the Property which have been or may hereafter be granted by governmental bodies having jurisdiction or authority over the Property, and any certificates evidencing compliance therewith;

3. All variances, conditional use permits, exceptions, rezonings, general plan amendments, parcel maps, development agreements, permits, licenses, and applications, including without limitation all development impact project applications, approvals, and agreements, planned development area applications and agreements and any other governmental approvals and consents (if any) relating to the Property;

- ------------------
         (1)     or any assignee permitted by Section 22 of the Agreement.

4. All guarantees, warranties, indemnities and other instruments giving rise to any rights or benefits of Assignor in respect of the Property and all claims and/or causes of action against contractors with respect to the Property or any part thereof or any buildings, structures or improvements thereon;

5. All certifications made by any architect, engineer, surveyor or other design professional with respect to the compliance of the Property or any portion thereof with zoning, permitting, environmental or other laws and regulations.

6. All trademarks, tradenames, service marks, logos and any and all derivations therefrom relating to or associated with the Property and all telephone numbers (to the extent transferable) used in connection with the operation of the Property, provided, however, that the name "Jaymont" and any company names including such name, are not included in the Interests;

7. All bonds, construction contracts, architect's contracts, licenses, applications, permits, plans, drawings, specifications, "as-built" plans and/or surveys, site plans, maps, and any other plans relating to the construction of the improvements on the Property;

8. All engineering, soils, ground water and environmental reports and other technical descriptions and environmental reports concerning the Property;

9. All tangible personal property interests of Seller in any way relating directly or indirectly to the Property, including without limitation all furniture, fixtures, equipment, machinery, furnishings, carpets, drapes, blinds and mini-blinds, service and maintenance equipment, tools, signs, telephones and other communication equipment, intercom equipment and systems, vehicles and replacement parts (excluding any of the foregoing which are leased from third parties), including without limitation the items specified on SCHEDULE II attached hereto and made a part hereof (the "Personal Property"); and

10. [If the Property or any part thereof is taken by exercise of the power of eminent domain prior to the Closing Date, and therefore Section 19 is applicable at the time of Closing]:

         All awards recovered or recoverable on account of a taking by the exercise of the power of eminent domain by [name of taking authority] as described in the order of taking dated [date] recorded with the Suffolk Registry of Deeds in Book____, Page ____; and

11. Any and all other tangible, intangible and mixed property interests of Assignor (exclusive of any contract rights) in any way relating directly or indirectly to the Property.

         Assignor hereby covenants with Assignee that: (i) Assignor is the lawful owner of the Personal Property has good right to sell the same; (ii) all of the Interests are free from all adverse claims or encumbrances; and (iii) Assignor will warrant and defend the Interests against the lawful claims and demands of all persons.

         Assignee hereby accepts the foregoing transfer from Assignor of the above-assigned Interests.

         This Instrument shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall be governed by the laws of the Commonwealth of Massachusetts.

         This Instrument may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Assignment under seal as of the date first written above.


                                       ASSIGNOR:

Witness:

- ------------------------------         ----------------------------------
                                       Mark S. James as Trustee of Lincoln
                                       Summer Realty Trust, and not
                                       individually


                                       ASSIGNEE:

                                       CORNERSTONE PROPERTIES INC.
Witness:

                                       By:
- -----------------------------             --------------------------------
                                               Name:
                                               Title:

                                   SCHEDULE I

                                  The Property


PARCEL I

That certain parcel of land with the buildings thereon in Boston, Suffolk County, Massachusetts shown on a plan entitled "Plan of Land, Boston, Mass." dated September 17, 1984 prepared by Harry R. Feldman, Inc., Revised January 24, 1985, recorded with Suffolk Registry of Deeds on February 1, 1985 with Instrument No. 227, in Book 11385, Page 112, bounded and described according to said plan as follows:

NORTHERLY                     by Summer Street by three lines measuring twenty-seven and 19/100 (27.19) feet, sixty-one and 22/100
                              (61.22) feet, and one hundred three and 92/100 (103.92) feet;

EASTERLY                      by South Street one hundred seventeen and 48/100 (117.48) feet;

SOUTHERLY                     by land now or formerly of the Commonwealth of Massachusetts one hundred seven and 89/100 (107.89)
                              feet;

EASTERLY                      by said land now or formerly of the Commonwealth of Massachusetts fifty-eight and 47/100 (58.47) feet;

SOUTHERLY                     by land now or formerly of Myer C. & Frances Handle and Charlotta Rosenberg, Trustees by two lines measuring forty-two and 56/100 (42.56) feet, 21/100 (0.21) feet and thirty-seven and 98/100 (37.98)
                              feet;

WESTERLY                      by Lincoln Street one hundred eighty-four and 48/100 (184.48) feet.

PARCEL II

A certain parcel of land located in Boston, Suffolk County, Massachusetts known and numbered as 34-38 Lincoln Street and shown as Parcel 15-RT-5 on a plan of land shown on an Order of Taking from the Commonwealth of Massachusetts for the Department of Public Works dated December 22, 1954 and recorded on December 24, 1954 in the Suffolk Registry of Deeds, Book 7020, Page 271, said parcel being more particularly bounded and described as follows:

WESTERLY                      by Lincoln Street - 19 feet;

NORTHERLY                     by property now or formerly of 30 Lincoln Street Trust - 81 feet; and

SOUTHEASTERLY
to
SOUTHWESTERLY                 in three courses - 17.00 feet, 14.60 feet, and by an arc with the length of 40.83 feet and a radius of
                              20 feet, all as shown on said Plan.

                                  SCHEDULE II

                               Personal Property

JAYMONT 125 SUMMER VENTURE
                                                           21-Sep-95
INVENTORY OF NON-CONSUMABLE ITEMS

                  ITEM
QUANTITY       DESCRIPTION
- ---------------------------
37                       SMOKE DETECTOR
 1                       BAND SAW
 1                       PIPE VICE
 1                       1/2" BENDER
 2                       ROTO SPLIT
 1                       SIX FOOT EXTENSION CORD
 1                       HYDRAULIC PUNCH (1/2"-4")
 1                       WIPE CART
 1                       CONDUIT RACK
 1                       3/4" BENDER
 1                       BENDER HANDLE (845)
 1                       50' SNAKE (1/8")
 1                       100' SNAKE (1/8")
 1                       100' SNAKE (1/4")
 1                       1/2" HAMMER DRILL
 1                       BATTERY (48-11-0080)
 1                       3/8" HAMMER DRILL
 1                       SCREW GUN
 1                       BENDER HANDLE (846)
 3                       FLUKE MULTI METER
 1                       TAPE MEASURE
 1                       HOLE SAW KIT
 1                       RACHET CABLE CUTTER
 1                       GREENLEE 603
 1                       SAWZALL
 1                       AMPROBE ACD-4
 1                       SPERRY 530
 1                       AMPROBE CT 326 B
 1                       AMPROBE PAVA -37
 1                       AMPROBE RAL-4R
 1                       1" BENDER
 1                       1 1/4" BENDER
 2                       HD 502-10
 3                       KNOPP TESTER
 1                       STEAM POWER WASHER
12                       SMOKE DETECTORS
 6                       BRASS PORTABLE POSTS
 6                       RUBBER FLOOR PROTECTORS
 5                       6' LENGTHS OF VELVET ROPE
20                       POLISHED BRASS ROPE ENDS
 1                       LONG CHAIN NOSE PLIERS
 1                       SET ALLEN WRENCHES
 2                       8" SIDE CUT PLIERS
 1                       LENOX HACKSAW
 1                       PUNCH & CHISEL SET
 1                       8" ADJUST WRENCH
 1                       20" ADJUST WRENCH
 1                       10" PIPE WRENCH
 1                       12" PIPE WRENCH
 1                       14" PIPE WRENCH
 1                       12" ADJUST WRENCH

 1                       SET NUT DRIVERS
 1                       CHEST
 1                       WHEEL DRESSER
 1                       ROTO ZIP MACHINE
 1                       BENCH GRINDER
 2                       SCAFFOLD FRAMES
 1                       3LB DRILLING HAMMER
 1                       9" MAG ALUM TORP LEVEL
 2                       24' PROF ALUM LEVEL
 1                       FLARING TOOL
 3                       TOILET PLUNGERS
 2                       RETACT UTILITY KNIFE
 1                       STANLEY CLAW HAMMER
 1                       10" PLIERS
 2                       12" TOMGUE & GROOVE PLIERS
 2                       25 PERSON FIRST AID KIT
 2                       YELLOW DROP LIGHT
 1                       DUST PAN & BRUSH
 3                       FLASHLIGHT
 4                       24" FLOOR SQUEEGE
 2                       18" BREAKER PUSH BROOM
 1                       SERVICE CART
 6                       2" LAM PIN TUMBLER PADLOCK
 1                       NUISANCE DUST MASK
 3                       HEARING PROTECTOR
 2                       6'WOOD STEP LADDER
 1                       AIR HOSE
 2                       8'WOOD STEP LADDER
 1                       4" BENCH VISE
 1                       10'WOOD STEP LADDER
 1                       20' ALUM EXT LADDER
 2                       24' ALUM EXT LADDER
 1                       RELEASE FITTING
 1                       50' SNAKE
 2                       TOOL CABINET
 1                       WOODEN DOLLY
 1                       DEEP SOCKET SET
 1                       1/2 SOCKET SET
 1                       100PC STANLEY SET
 1                       6 PERSON LOCKER
 2                       VOLTAGE TESTER
12                       HARD HAT
 1                       DUSTER/DUST PAN
 3                       SAFETY GOGGLES
 1                       PIPE WRENCH
 3                       HEARING PPOTECTOR
 1                       WORK BENCH
 2                       EYE WASH STATION
 1                       55 GAL INDUSTR VAC.
 2                       THERMOMETERS
 1                       5 GAL OSHA GAS CAN
 8                       SHELF UNITS
 1                       TOOL CABINET
 1                       DRIVE SOCKET
 1                       6" CORROGATED SHELF BINS
 2                       5/16 X 1/2 D SOCKET
 1                       3/8 X 1/2 D SOCKET
 1                       7/16 X 1/2 D SOCKE7
 1                       5/16 COMBO WRENCH
 1                       3/8 COMBO WRENCH

 3                       7/16 COMBO WRENCH
 1                       1 1/2 COMBO WRENCH
12                       28" SAFETY CONE
 2                       CRUSH PROOF HOSE
 2                       FUNNEL
 2                       GREENLEE THERMOMETER
 1                       WOODEN DOLLY
 1                       PROBE
 1                       PLATFORM TRUCK
 1                       HOSE REEL
 6                       24" TRAFFIC CONES
 3                       44 GAL LIDS
 3                       44 GAL TRASH CONT
 1                       FLOOR JACK
 5                       5OLB. C02 WHEEL UNIT
 1                       UNIT HEATER
 1                       DREMIL GRINDER
 1                       UNIT HEATER
 3                       FLOURESCENT LANTERN
 2                       HAND TRUCK
 1                       PCV DRUM PUMP
 3                       RUBBER HOSE
 1                       POLOROID JOBPRO CAMERA
 1                       GOGGLES
 2                       SCREWDRIVER
 2                       SUMP PUMPS
 1                       PHILLIPS SCREWDRIVER
 1                       SCREWDRIVER
 1                       PHILLIPS SCREWDRIVER
 2                       RUBBER HOSE
 1                       DRILL TE-54
 1                       BIT TE-Y-GB 2"
 1                       BIT TE-FY-GB 3"
 1                       DRILL TE-5
 1                       BIT PACKAGE
 1                       BIT PACKAGE
 1                       RACHET
 1                       HEX KEY SET
 4                       ASSORTED WRENCHES
 1                       BIT SET
 1                       SNIPS
 1                       CUTTING SHEARS
 1                       LEVEL
 1                       DRILL BIT SET
 1                       SCREWDRIVER SET
 1                       JIG SAW
 1                       JIG SAW BLADES
 1                       LADDER STABILIZER
 2                       POWER STRIP
 1                       LIGHTMETER
 1                       BALOMETER
 1                       LONG NOSE PLIERS
 1                       INSUL.ADTUSTABLE PLIERS
 1                       SCREWDRIVER SET
 1                       EMERGENCY LANTERN
 1                       PAIR HD GLOVES
 1                       PAIR ELE. SHEARS
 1                       AIRLESS SPRAYER
 1                       PUNCH SET
 1                       BULB REMOVER

 1                       HAND HOIST
 1                       2-GAL.GAS SAFETY CAN
 1                       TIME CLOCK/STAMP
 1                       CARPET-ELEVATOR BANKS
 1                       CARPET-MAIN LOBBY
 1                       CARPET-GALLERIA AREA
 2                       SINGLE DESK CHARGER
 3                       6 UNIT PACK CHARGER
 9                       FUJTSU UHF PORT RADIO
 7                       LEATHER HOLDING CASE
 5                       FUJITSU BATTERIES
11                       MOTOROLA P110 W/CKARGERS
 1                       ID HORZ SYS 110 CAMERA
 2                       CORDLESS DRILL
 1                       9V BATTERY
 1                       R. A. ATTACHMENT
 1                       PULLMAN WET/DRY VAC
 1                       SNOW BLOWER, ARIENS SHP
 1                       PERSONNEL LIFT
 1                       WELCOME SIGNS
 1                       FAX MACHINE
 1                       POWER GARAGE SWEEPER
 1                       DOUBLE PRINTER BK/WL

JAYMONT MANAGEMENT
FURNITURE & EQUIPMENT

 3                       WOODEN PEDESTALS
13                       18" PLANTERS
 2                       24" PLANTERS
 2                       TABLE/CENTER DRAWER 30x60
 3                       SWIVEL CHAIR-BEIGE FABRIC
 2                       4 DRAWER LEGAL FILE
 1                       TAN/WALNUT TOP
 1                       KIMBALL DESK R/RETURN
 1                       KIMBALL DESK L/RETURN
 4                       LATERAL FILES
 1                       TABLE LAM. TOP
 3                       LATERAL FILE
 3                       TABLE/CENTER DRAWER
 2                       5 DRAWER FILE
 1                       CONF TABLE
 1                       BASE
 1                       FILE TOP
 1                       HIGHBACK BRN. LEATHER CHAIR
 8                       CONF ROOM CHAIR
 4                       SIDE CHAIRS-BEIGE FABRIC
 1                       ROUND TABLE
 1                       VISUAL BOARD
 1                       FILE SERVER
 1                       LASER JET SERIES 2
 1                       5280 WORKSTATION
 1                       915 W/1.2 MB FLOPPY
 2                       SHIVA NETMODEM/E
 1                       CONTROLLER
 1                       1000 FT CABLE
 2                       DIRECTORY COMP/DISPLAYS
 1                       CREDENZA
 2                       DESKS
 2                       FABRIC CHAIRS
 1                       HARDWOOD CABINET
 1                       HIGHBACK-BLUE FABRIC
 1                       IBM TYPEWRITER
 3                       CLEAR CLIPBOARDS
 1                       FILE STARTER
 2                       SCISSORS
 2                       SURGE OUTLET
 1                       HEWLETT PACKARD COPIER
 1                       CANNON MPID CALCULATOR
 1                       TEXAS INSTRUMENTS TI-35X CALCULATOR
 1                       SHARP EL-2192G CALCULATOR
 1                       SHARPSHARP EL-1197M CALCULATOR

                                   EXHIBIT F

                            Form of Escrow agreement



To:              Ticor Title Insurance Company

Re: Purchase and Sale Agreement dated September ___, 1995 (the "Purchase Agreement") by and between Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended through and including Amended and Restated Declaration of Trust dated September 29, 1994, recorded with Suffolk Registry of Deeds in Book 19365, Page 211, and not individually ("Seller"), and Cornerstone Properties Inc., a Nevada corporation ("Buyer"), with respect to the purchase and sale of 125 Summer Street, Boston, Massachusetts.

Date:            September ___, 1995

Gentlemen:

         Ticor Title Insurance Company is hereby requested to act as escrow holder for the above referenced transaction pursuant to and in accordance with this Escrow Agreement (this "Agreement"). Capitalized terms used herein without definition which are defined in the Purchase Agreement, a copy of which is delivered herewith, shall have the meanings ascribed to them therein. Without limiting the generality of the foregoing, Ticor Title Insurance Company is hereby deemed to be the "Escrow Holder" within the meaning of the Purchase Agreement.

         1. Buyer hereby deposits with Escrow Holder the sum of Five Million and 00/100 Dollars ($5,000,000.00) (the "Deposit") pursuant to the Purchase Agreement. The Deposit is to be held in an interest-bearing money market type account with State Street Bank and Trust Company or other bank acceptable to Buyer and Seller. Interest earned on the Deposit shall become a part thereof and shall be payable to the party receiving the Deposit.

         2. Buyer's tax identification number is 74-2170858. Seller's tax identification number is 13-3461955. Wiring instructions for each of Escrow Holder, Buyer and Seller are attached hereto as Schedule A.

         3.      a.       If Buyer shall terminate the Purchase Agreement on or
before October 11, 1995, Buyer may so notify Escrow Holder in writing, with a copy of such notice to Seller. Forthwith upon receipt of such notice, Escrow Holder shall pay over the Deposit to Buyer, whereupon this Agreement shall terminate. Seller waives any right to contest the return of the Deposit on or before October 11, 1995.

                 b. If Buyer shall terminate the Purchase Agreement or the Purchase Agreement shall terminate in accordance with its terms after October 11, 1995 other than pursuant to Section ll.a thereof, Buyer may so notify Escrow Holder in writing (the "Buyer's Deposit Notice"), with a copy of such notice to Seller. If within ten (10) days after the date of the Buyer's Deposit Notice Seller has not given Escrow Holder a Dispute Notice in accordance with in Section 6 below, Escrow Holder shall pay over the Deposit to Buyer, whereupon this Agreement shall terminate.

         4.      If Seller shall have a right to retain the Deposit pursuant to
Section ii,a of the Purchase Agreement by reason of Buyer's default, Seller may so notify Escrow Holder in writing (the "Seller's Deposit Notice"), with a copy of such notice to Buyer. If within ten (10) days after the date of the Seller's Deposit Notice, Buyer has not given Escrow Holder a Dispute Notice in accordance with Section 6 below, Escrow Holder shall pay over the Deposit to Seller, whereupon this Agreement shall terminate.

         5. Upon the occurrence of the Closing, Buyer and Seller shall jointly notify Escrow Holder thereof in writing, and Escrow Holder shall release the Deposit in accordance with such joint notice, whereupon this Agreement shall terminate.

         6. If at any time hereafter either Buyer or Seller (the "Notice Party") shall deliver to the other (the "Recipient") and to Escrow Holder a written notice (given in accordance with either Paragraph 3.b or 4 hereof) asserting that the Notice Party is entitled to the Deposit (a "Demand Notice"), the Demand Notice shall include a copy of the notice to be given to the Recipient pursuant to the Purchase Agreement and a statement, on which Escrow Holder may rely, that the Notice Party has notified the Recipient that the Notice Party is entitled to the Deposit. Escrow Holder shall, ten (10) days after receipt of a Demand Notice, deliver the Deposit in accordance with
Section 3.b or Section 4 hereof, as applicable, unless within said period of ten (10) days the Recipient shall give written notice to Escrow Holder and the Notice Party that it disputes the Notice Party's claim to the Deposit (a "Dispute Notice"), in which case Escrow Holder shall retain the Deposit until it receives written instructions executed by both Seller and Buyer as to the disposition and disbursement of the Deposit, or until ordered by final court order, decree or judgment, which has not been appealed and for which the appeal period has expired, to deliver the Deposit to a particular party, in which event the Deposit shall be delivered in accordance with such notice, instruction, order, decree or judgment.

         7. The duties of the Escrow Holder shall be determined solely by the express provisions of this Agreement and are purely ministerial in nature. The Escrow Holder is not charging a fee for performing its services under this Agreement. if there is any dispute between the partes hereto as to whether or not the Escrow Holder is obligated to disburse or release the Deposit held under and pursuant to this Agreement, the Escrow Holder shall not be obligated to make such disbursement or delivery, but in such event shall hold the Deposit until receipt by the Escrow Holder of (i) an authorization in writing signed by all persons having an interest in said dispute, directing the disposition of the Deposit, or (ii) a final judgment regarding the rights of the parties in an appropriate legal proceeding which final judgement has not been appealed and with respect to which the time to appeal has expired. The Escrow Holder is authorized by Buyer and Seller to interplead all interested parties in any court having jurisdiction and to deposit the Deposit with the clerk of any such court, and thereupon the Escrow Holder shall be fully relieved and discharged of any further responsibility under this Agreement.

         8. Upon disbursement of the Deposit in accordance with this Agreement, all rights and obligations of the Escrow Holder shall be deemed to have been satisfied and Buyer and Seller shall have no recourse against the Escrow Holder.

         9. The Escrow Holder shall not be liable for any mistake of fact or error of judgment or any acts or omissions of any kind unless caused by its willful misconduct or gross negligence. The parties hereto each release the Escrow Holder from liability for any act done or omitted to be done by the Escrow Holder in good faith in the performance of its obligations and duties hereunder. The Escrow Holder shall be entitled to rely on any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice, or instruction in connection with this Agreement is duly authorized to do so by the party on whose behalf of such writing, notice, or instruction is given.

         10. The parties hereby acknowledge and agree that Federal Deposit Insurance for the Deposit, it any, is limited to a cumulative maximum amount of $100,000.00 for each individual depositor for all of the depositor's accounts at the same or related institution, The parties further hereby acknowledge and agree that certain banking instruments such as, but not limited to, repurchase agreements and letters of credit, are not covered at all by Federal Deposit Insurance. The parties acknowledge and agree that the Escrow Holder shall have no obligation or liability with respect to insuring the Deposit or with respect to the solvency of the depository institution, or otherwise with respect to the appropriateness of the depository institution for purposes of the deposit(s) contemplated hereby. Further, the parties understand that the Escrow Holder assumes no responsibility for, nor will they hold the same liable for, any lose occurring which arises from the fact that (a) the amount of the account or accounts contemplated hereby may cause the aggregate amount of any individual depositors account or accounts to exceed $100,000.00, (b) that this excess amount is not insured by the Federal Deposit Insurance Corporation, or (c) that Federal Deposit Insurance is not available on certain types of bank instruments.

         11. The undersigned hereby jointly and severally indemnify the Escrow Holder for and hold it harmless against any lose, liability, or expense incurred without negligence or bad faith on the part of the Escrow Holder arising out of or in connection with the acceptance of or the performance of its duties under this Agreement (an "Indemnified Expense"), as well as the costs and expenses, including reasonable attorneys$ fees and disbursements, of defending against any claim or liability arising under this Agreement; provided, however, that if the Indemnified Expense is incurred because of the fault of either the Buyer or Seller then the party at fault shall be responsible for the cost.

         12. This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts.

         13. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14. This Agreement may not be changed or modified except as agreed in a writing signed by each of the parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

         15. All notices required to be given pursuant to the terms hereof shall be in writing and delivered by hand delivery, in which case notice shall be deemed given on the day of delivery, or by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the day sent, addressed as follows: (i) to Seller at Seller's Address, with a courtesy copy to Myrna Putziger, Esq., Rubin and Rudman, 50 Rowes Wharf, Boston, Massachusetts 02110, Facsimile (617) 4399556; (ii) to Buyer at Buyer's Address, with a courtesy copy Clarence W. Olmstead, Jr., Esquire, Shearman & Sterling, 153 East 53rd Street, New York, New York 10022, Facsimile (212) 848-5252; and (iii) to Escrow Holder at 101 Federal Street, Boston, Massachusetts 02110, Attention: Terrance Nolan, Facsimile (617)

261-7641.

         16. As between the Buyer and Seller, in the event of any inconsistency between the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall control.

         The foregoing is executed under seal as of the date first above written.

                                      "SELLER"


                                      -----------------------------------
                                      Mark S. James as Trustee of Lincoln
                                      Summer Realty Trust, and not
                                      individually

                                      "BUYER"

                                      CORNERSTONE PROPERTIES INC.

                                      By:
                                         --------------------------------

The foregoing is agreed to
as of this _____ day of September, 1995.

TICOR TITLE INSURANCE COMPANY

By:_____________________________
         Title:

                                   SCHEDULE A

ESCROW HOLDER'S WIRING INSTRUCTIONS:

Bank:                              State Street Bank and Trust Company
                                   Boston, Massachusetts

ABA#:                              011 000 028

Account:                           Ticor Title Insurance Company Custodial Escrow Account

Account No.:                       68209980

Phone Advise:                      Francie O'Brien


SELLER'S WIRING INSTRUCTIONS:

Bank:                              Bankers Trust Company
                                   Wilmington, Delaware

ABA#:                              031 100 380

Account:                           Jaymont (U.S-A.) Incorporated

Account No.:                       00501665

BUYER'S WIRING INSTRUCTIONS:

Bank:                              Deutsche Bank AG New York

ABA#:                              026 003 780

Account:                           Cornerstone Properties Inc.

Account No.:                       107015080032

                                   EXHIBIT G

                         DUE DILIGENCE INFORMATION LIST

                                   Exhibit G

1. Application by Perry/Jamont Venture to Public Works Department, City of Boston for Projection Permit, in, on, or over the Public Way (for Cornices) dated May 31, 1988.

2. Boston Residents Construction Employment Plan for 125 Summer Street undated; together with a First Amendment dated May 15, 1987.

3. Appendix C to Application to City of Boston Air Pollution Control Commission for Parking Freeze Permits (cover letter from Rubin and Rudman states a hearing on same scheduled for May 16, 1995).

4. Letter from the City of Boston, The Environment Department regarding approval of exemption from the parking freeze requirements.

5. Transportation Impact Study and Access Plan prepared by Vanasse/Hangen dated July, 1986.

6. Maintenance Agreement between City of Boston and Perry/Jamont Venture dated September 8, 1987.

7. Amended and Restated Declaration of Trust for Lincoln Summer Realty Trust dated September 29, 1994.

8. Memorandum of Understanding among City of Boston, The Boston Redevelopment Authority and certain developers, as described in the Memorandum dated February, 1987.

9. Development Impact Project Agreement between Boston Redevelopment Authority, and Perry/Jamont Venture dated May 18, 1987.

10. Engineer's Certificate executed by Bryant Associates, Inc. on February 26, 1988 (attached to McCormack & Putziger Environmental Opinion).

11. Mechanical Engineer's Certificate executed by Bryant Associates, Inc. on March 24, 1988 (attached to McCormack & Putziger Environmental Opinion).

12. Developer's Certificate executed by Trustee of Lincoln Summer Realty Trust on March 2, 1988 (attached to McCormack & Putziger Environmental Opinion).

13. Architect's Certificate executed by Kohn, Pederson Fox Associates, PC on March 21. 1988 (attached to McCormack & Putziger Environmental Opinion).

14. Application by Perry/Jamont Venture to Massachusetts Department of Environmental Quality Engineering Division of Air Quality Control prepared by Jaymont Properties to install boilers, ovens, space heaters, fuel burning engines or other stationary fossil fuel bunting devices dated October 26, 1984; Acknowledgment of receipt of Application by Massachusetts Department of Environmental Quality Engineering Division of Air Quality Control dated October 19, 1987.

15. Application by Perry/Jamont Venture to Division of Water Pollution Control for Permit for Sewer System Extension or Connection filed October 22, 1987.

16. Appeal by Perry-Jaymont Realty to the Inspectional Services Commissioner regarding the refusal of Application to Construct twenty-three (23) story office building: Appeal dated October 30, 1986.

17. Decision of the City of Boston Board of Appeal on the Appeal of refusal of the Application for a building construction permit dated December 11, 1986.

18. City of Boston Inspectional Services Department Demolition Permit B issued to Perry/Jamont Venture on August 21, 1987; Additional Pen-nit Nos. 3683, 3551, 3767, 3768, 3739, 3738, 3770, 3740, and 3769 are
         included.

19. Demolition/Renovation Notification Information Sheets as required in Title 40 CFR Part 61, Subpart M, Sec. 61.146 of the NESHAP Asbestos Standard revised October 21, 1986.

20. Application by Perry/Jaymont Venture to Massachusetts Water Resources Authority Sewerage Division, Water Quality Department for Sewer Use Discharge Permit dated September 16, 1987.

21. Transportation Access Plan Agreement between City of Boston Transportation Department Boston Redevelopment Authority and Perry/Jamont Venture dated May 26, 1988.

22.      Plan of Land updated January 12, 1987 (Harry R. Feldman, Inc.,
         Surveyor).

23.      Plan of Land dated February 1987 (Survey Engineers of Boston,
         Surveyor).

24.      Site Plan Drawing Nos: A-003, A-121; Building Elevations Drawing Nos.:
         A-201, A-202; Lincoln Street Entrance Plans Drawing No. A-360; South Street Entrance Plans Drawing No. A-361; Summer Street Entrance Plans Drawing No. A-362.

25. Survey update letter of Survey Engineers of Boston to Perry/Jaymont Venture dated November 8, 1989.

26. Easement from Building Commissioner of the City of Boston to Boston Edison Company dated May 10, 1966.

27. Business Certificate for Jaymont 125 Summer Venture issued by The Commonwealth of Massachusetts dated September 19, 1994.

28.      Certificate of Occupancy Nos. 22828, 22920, 22924, 22925, 22931,
         22932, 22933, 25306, 23358, 27500, 27194, 23707, 23639, 24475, 30527,
         24450, 24451 and 23639. all issued by The City of Boston Inspectional Services Department.

29. Certificate for Use of Elevator issued by The Commonwealth of Massachusetts Department of Public Safety Elevator Division on October 18, 1989 (Certificate No. 002595).

30. City of Boston Assessing Department Fiscal Year 1996 Annual Income and Expense Requisition affirmed by Building owner on June 30, 1995.

31. City of Boston Assessing Department Information Requisition for Fiscal Year 1995 (Application No. 09501496).

32. City of Boston Assessing Department Information Requisition for Fiscal Year 1994.

33. Three (3) letters of Mulhern and Mulhern (dated December 28, 1993, August 15, 1994 and September 1, 1994) regarding Real Estate Tax Abatement Applications.

34.      Application for Abatement of Real Estate Tax for 1992 (incomplete).

35.      FY 92 Valuation for 125 Summer Street dated December 2, 1991.

36.      Environmental Report prepared by Haley & Aldrich dated December 29,
         1986.

37.      Opinion of McCormack & Putziger dated January 11, 1988.

38. Decision of the City of Boston Board of Appeal on the Appeal of Perry/Jaymont Venture to vary the terms of the Boston Zoning Code under Statute 1956. Chapter 665, as amended, Section 8 (Hearing date:
         December 9, 1986).

39.      Notice of Decision BZC-17628 by the City of Boston Board of Appeal.

40. Decision of the City of Boston Board of Appeal on the Appeal of 125 Summer Street, Ward 3, BZC-17628 (Hearing date: June 6, 1995).

41.      Opinion of McCormack & Putziger dated March 28, 1988.

42.      Hazardous Materials Summary by Perry/Jamont Venture dated October 27.
         1988.

43. Permit granted to Jaymont (USA) Corp to maintain a private garage for 350 vehicles. issued by City of Boston Public Safety
         Commission-Committee on Licenses, issued January 9, 1989.

44. License granted to Jaymont (USA) Corp for the building storage of 7,000 gallons of gasoline in tanks of vehicles and 550 gallons of diesel fuel for emergency generator, issued by City of Boston Public Safety Commission-Committee on Licenses, issued January 9, 1989.

45. Title Insurance Policy No. 09-30021 issued by Ticor Title Guarantee Company in the amount of $130,000,000.00.

46. Title Insurance Policy No. L9-037112 issued by Ticor Title Guarantee Company in the amount of $130,000,000.00.

47.      Final Construction Drawings Dated 7/10/87:
                                  - Architectural Drawings
                                  - Structural Drawings
                                  - Mechanical Drawings
                                  - Electrical Drawings

48.      Contract with Waltham Chemical Co. (pest control)

49.      Contract with Stuart Dean (metal maintenance)

50.      Contract with American Cleaning Co., Inc. (window cleaning)

51.      Contract with American Service Company, Inc. (fire alarm testing)

52.      Contract with Baldwin Pump Service (pump maintenance)

53.      Contract with Barclay Chemical Company, Inc. (water treatment)

54.      Contract with Boston Botanicals (fresh flowers)

55.      Contract with Boston Document Company (copier lease)

56.      Contract with Currier Landscaping (landscaping)

57.      Contract with Fujitec America, Inc. (elevator maintenance)

58.      Contract with Gibb-McAlister (chiller maintenance)

59.      Contract with W.A. Kraft Corp (inspection)

60.      Contract with Janitronics (cleaning)

61.      Tax Bills:
                 - 1993 Preliminary Real Estate Tax lst Quarter
                 - 1993 Preliminary Real Estate Tax 2nd Quarter
                 - 1993 Real Estate Tax 3rd Quarter
                 - 1993 Real Estate Tax 4th Quarter
                 - 1994 Preliminary Real Estate Tax 1st Quarter
                 - 1994 Preliminary Real Estate Tax 2nd Quarter
                 - 1994 Preliminary Real Estate Tax 3rd Quarter
                 - 1994 Real Estate Tax 3rd Quarter
                 - 1994 Real Estate Tax 4th Quarter
                 - 1995 Preliminary Real Estate Tax lst Quarter
                 - 1995 Preliminary Real Estate Tax 2nd Quarter
                 - 1995 Real Estate Tax 3rd Quarter
                 - 1995 Real Estate Tax 4th Quarter
                 - 1996 Preliminary Real Estate Tax 1st Quarter

62.      1990 Audited Balance Sheet

63.      1991 Audited Balance Sheet

64.      1992 Audited Balance Sheet

65.      1993 Audited Balance Sheet

66.      1994 Unaudited Balance Sheet

67.      1990 Audited Income and Expense Report

68.      1991 Audited Income and Expense Report

69.      1992 Audited Income and Expense Report

70.      1993 Audited Income and Expense Report

71.      1994 Unaudited Income and Expense Report

72.      1990 General Ledger, Operating and Capital

73.      1991 General Ledger, Operating and Capital

74.      1992 General Ledger, Operating and Capital

75.      1993 General Ledger, Operating and Capital

76.      1994 General Ledger, Operating and Capital

77.      1990 Audited Cash Flow Statement

78.      1991 Audited Cash Flow Statement

79.      1992 Audited Cash Flow Statement

80.      1993 Audited Cash Flow Statement

81.      1994 Unaudited Cash Flow Statement

82.      1993 Budget Package, complete package with all schedules

83.      1994 Budget Package, complete package with all schedules

84.      1995 Budget Package, complete package with all schedules

85.      1995 Reforecast plus 7 month actuals

86.      Roofing System Warranty (Goodyear)

87.      Solid Core Door Warranty (Weyerhauser)

88.      Insulating Glass Warranty (Sunglas Products)

89. McCormack & Putziger opinion (1/11/88) regarding compliance with Boston Zoning Code

90.      Water & Sewer Bills 95, 94, 93, 92

91.      Electric Bills through 8/95, 94, 93

92.      Lease Proposals:
                 - Montgomery Securities draft lease
                 - United Airlines 9/5/95
                 - Acacia Realty Advisors 8/30/95, 9/6/95

93. Lease between Lincoln Summer Realty Trust and A&M Rentals, Inc., d/b/a Thrifty Car Rental dated March 21, 1995.

94.      Lease between Lincoln Summer Realty Trust and AFL/CIO dated December
         18. 1990.

95. Lease between Lincoln Summer Realty Trust and Alternative Resources Corporation dated February 16, 1993; First Amendment dated January 31, 1995.

96. Lease between Lincoln Summer Realty Trust and Aranon Corporation d/b/a For Eyes Optical Company dated September 24, 1990.

97. Lease between Lincoln Summer Realty Trust and Bank of New England, N.A. as assigned to BOT Financial Corporation dated December 22, 1988; First Amendment dated February 15, 1989; Second Amendment dated August 17, 1989; Third Amendment dated November 20, 1989.

98. Lease between Lincoln Summer Realty Trust and BOT Financial Corporation dated June 5, 1989; First Amendment dated November 20, 1989; Second Amendment dated February 28, 1990; Third Amendment dated December 7, 1994.

99. Lease between Lincoln Summer Realty Trust and The Bank of Tokyo Trust Company, dated March 23, 1992.

100. Lease between Lincoln Summer Realty Trust and Bernkopf, Goodman & Baseman dated February 12, 1988; First Amendment dated December 9, 1994.

101. Lease between Lincoln Summer Realty Trust and Boston Overseas Investors, Inc. as assigned to Boston Investor Services, Inc. dated June 19, 1992; First Amendment dated January 17, 1995.

102. License Agreement between Lincoln Summer Realty Trust and Boston Telecommunications Group, Inc. dated March 1, 1995.

103. Lease between Lincoln Summer Realty Trust and Bromberg & Sunstein dated July 19, 1994; First Amendment dated February 1, 1995.

104. Lease between Lincoln Summer Realty Trust and Bums & Levinson dated December 16, 1987; First Amendment dated September 3, 1993.

105. Lease between Lincoln Summer Realty Trust and Commonwealth of Massachusetts Division of Capital Planning and Operations (Pension Reserves Investment Management Board "PRIMB") dated July 6, 1995.

106. Lease between Lincoln Summer Realty Trust and Cudaback Strategic Communications, Inc. dated June 27, 1994.

107. Lease between Lincoln Summer Realty Trust and Daniels Printing, Limited Partnership dated July 12, 1995.

108. Lease between Lincoln Summer Realty Trust and Fingertips, Etc. I, Inc. dated January 12, 1995.

109. Lease between Lincoln Summer Realty Trust and Gadsby & Hannah Lease Company dated July 2, 1987; First Amendment dated December 21, 1989; Second Amendment dated December 21, 1989; I-ease Termination Agreement February 16, 1992.

110. Lease Between Lincoln Summer Realty Trust and Gadsby & Hannah dated February 16, 1992.

111. Lease between Lincoln Summer Realty Trust and Hassman & Rachstein dated July 1, 1991; First Amendment dated May 18, 1994.

112. Lease between Lincoln Summer Realty Trust and A.W. Perry Management Corporation as assigned to Jaymont 125 Summer Venture dated August 15, 1989; First Amendment dated May 5, 1995.

113. Lease between Lincoln Summer Realty Trust and Jean R. Lebrun and Wildie Zama d/b/a Boston Hair Design dated August 23, 1993.

114. Lease between Lincoln Summer Realty Trust and John Southworth Enterprises. Inc. dated November 3, 1990; First Amendment dated June 29, 1994, effective October 1, 1993.

115. Lease between Lincoln Summer Realty Trust and Kudzu Capital Corporation dated January 9, 1995.

116. Lease between Lincoln Summer Realty Trust and Pannell Kerr Forster, P.C. dated May 14, 1992; First Amendment dated June 24, 1992.

117. Temporary Agency Agreement and annexed lease between Lincoln Summer Realty Trust and Robert L Green dated July 28, 1995.

118. Lease between Lincoln Summer Realty Trust and Romac & Associates dated August 31, 1992.

119. Lease between Lincoln Summer Realty Trust and Sphinx Computer Corp. dated March 1, 1995.

120. Lease between Lincoln Summer Realty Trust and The Hole in the Wall dated March 1, 1989; First Amendment dated March 1, 1989; Second Amendment dated November 1. 1991, Third Amendment dated February 23, 1995.

121. Lease between Lincoln Summer Realty Trust and United States Fidelity and Guaranty, Company dated February ___, 1993.

122.     Lease between Lincoln Summer Realty Trust and Touche Ross & Co. dated
                 February 1988; First Amendment dated December 16, 1988; Second Amendment dated May 30, 1990; Third Amendment dated April 28, 1994.

123. Lease between Lincoln Summer Realty Trust and Shawmut National Corporation dated May 29, 1992.

124. Lease between Lincoln Summer Realty Trust and Incentives Research, Inc. dated August 3, 1992; assigned to Brattle/IRI Inc. under that certain Assignment and Assumption Agreement dated as of January 1, 1995.

125. Sublease between Brattle/IRI Inc. and Tower Technology, Inc. dated September 8, 1995.

126.     Lease Abstracts:
                 - AFL/CIO
                 - Alternative Resources
                 - Bank of Tokyo
                 - Bernkopf Goodman
                 - Boston Investor Service
                 - Bromberg & Sounstein
                 - Bums & Levinson
                 - Cudaback Strategic
                 - Daniels Printing
                 - Deloitte & Touche
                 - Fingertips
                 - For Eyes
                 - Gadsby & Hannah
                 - Hassman & Rachstein
                 - Hole in Wall
                 - Incentives Research
                 - John Southworth
                 - Kudzu Capital
                 - Lebrun Hair
                 - Mass Pension Reserves
                 - Jaymont Management
                 - Pannell Kerr Forster

Abstracts continued -
                 - Shared Technologies
                 - Shawmut National
                 - Sphinx Computer
                 - Thrifty Car Rental
                 - U.S. Fidelity & Guar

                                   EXHIBIT H

                        Form of Non-Foreign Certificate


                            NON-FOREIGN CERTIFICATE
                               125 SUMMER STREET
                             BOSTON, MASSACHUSETTS


         To inform Cornerstone Properties Inc., a Nevada corporation(1) (the "Transferee") that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") will not be required upon the transfer of certain real property to the Transferee by Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually, for the benefit of Jaymont 125 Summer venture (collectively, the "Transferor"), the undersigned hereby certifies the following on behalf of the Transferor:

         1. The Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

         2. The Transferor's U.S. employer identification number is 13-3461955; and

         3.      The Transferor's office address is:

                         c/o Jaymont (U.S.A.) Incorporated
                         One Biscayne Tower
                         2 South Biscayne Boulevard
                         Miami, Florida 33131

The Transferor understands that this Certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

         Under penalty of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have


- -------------

    (1)     or any assignee permitted by Section 22 of the Agreement.

authority to sign this document on behalf of the Transferor.

Date:  November ____, 1995

                                   "TRANSFEROR"

                                   -----------------------------------
                                   Mark S. James as Trustee of Lincoln
                                   Summer Realty Trust, and not
                                   individually

                                   JAYMONT 125 SUMMER VENTURE

                                   By:  125 Summer Associates Limited
                                        Partnership, venturer

                                        By:  Jaymont (U.S.A.)
                                             Incorporated, general
                                             partner

                                             By:
                                                ----------------------
                                   By:  JTKO Land Incorporated,
                                        venturer

                                        By:
                                           -------------------------

                                   EXHIBIT I

November ___, 1995


Cornerstone Properties Inc.
31 West 52nd Street
Suite 1600
New York, New York 10019

Re:      Seller's Bring-down Certificate

Gentlemen:

Reference is made to the Purchase and Sale Agreement dated September ___, 1995 (the "Agreement") by and between Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually ("Seller"), and Cornerstone Properties Inc., a Nevada corporation ("Buyer"), with respect to the purchase and sale of 125 Summer Street, Boston, Massachusetts. Capitalized terms used herein without definition which are defined in the Agreement shall have the meanings ascribed to them therein.

Seller hereby certifies to Buyer that:

         (i) all of the representations and warranties of Seller made in the Agreement, as modified or updated in accordance with the Agreement through the date hereof, remain true and correct in all material respects as of the date hereof; and

         (ii) attached hereto is the rent roll for the Property for the month of November, which rent roll is true and correct as of the date hereof.

Very truly yours,


- -----------------------------
Mark S. James as Trustee of
Lincoln Sumner Realty Trust,
and not individually

                                   EXHIBIT J

                            Form of Tenant Estoppel


To:      Cornerstone Properties Inc.("Buyer")
                          and
         Trustees of Lincoln Summer Realty Trust

Re:      125 Summer Street (the "Property")
         Boston, Suffolk County, Massachusetts


         The undersigned ______________________________, a ___________________
("Tenant") is the tenant under that certain lease dated _______________ (the "Lease," which term shall include the amendments, if any, referred to below) by and between Tenant and the Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, as lessor ("Landlord") covering premises commonly known as [Suite _____________] in the Property (the "Leased Premises"). Tenant hereby certifies the following as of the date hereof:

         1. Tenant is the tenant under the Lease demising the Leased Premises. The term of the Lease commenced on and will expire on ___________________ and will expire on _______________.

         2.      Tenant certifies to Buyer that:

         a. the Lease is in full force and effect and has not been cancelled, modified, assigned, extended or amended (collectively "modifications") except as follows:

                 -------------------------------------------------------
                 -------------------------------------------------------
                 -------------------------------------------------------

                 the Lease has been properly executed by Tenant; the Lease represents the entire understanding between Landlord and Tenant; and there are no other agreements in force or effect between Landlord and Tenant;

         b. the Leased Premises consists of ____________ rentable square feet;

         c. the current monthly rent for the Leased Premises as of ___________ is $_________ and has been paid through
                 _______________.

         d. the total current additional/escalation rent for common area maintenance, real estate taxes, insurance and the like (all charges other than fixed rent) as of ____________ is $____________ and is payable monthly;

         e. no installment of rent under the Lease has been paid more than thirty (30) days in advance nor are any installment of rent past due;

         f. Tenant is not in arrears on any rent or other charges payable by Tenant under the Lease;

         g. Tenant has accepted and is occupying the Leased Premises, and the Premises have been completed by Landlord as required by the Lease without defect;

         h. the Lease has been neither assigned nor any portion of the Leased Premises subleased by Tenant except as follows:

                 -------------------------------------------------------
                 -------------------------------------------------------
                 -------------------------------------------------------

         i. to the best of Tenant's knowledge, (i) Landlord has performed all of Landlord's obligations under the Lease to be performed by Landlord as of the date hereof, (ii) Landlord is not in default under the Lease, and (iii) no event has occurred which, with the giving of notice or the passage of time, or both, could result in a default by Landlord;

         j. Tenant has no existing defenses, offsets, deductions, liens, claims or credits against the rentals under the Lease or against the enforcement of the Lease by Landlord;

         k. there exists no default on the part of Tenant nor state of facts which, with the giving of notice or the passage of time, or both, could result in a default by Tenant;

         l. All contributions, if any, required to be paid by Landlord under the Lease to date for improvements to the Leased Premises have been paid;

         m. Except as set for below, Tenant has not been granted any options to extend, renew or terminate the term of the Lease earlier than the date specified in paragraph 1, any rights of first refusal on or right to expand into any other space in the Property or any options or rights of first refusal or first offer to purchase the Leased Premises or the Property;

                 -------------------------------------------------------
                 -------------------------------------------------------
                 -------------------------------------------------------

         n. the Lease does not provide for any payments or other tenant inducements (including, without limitation, rent credits) by Landlord to Tenant which are currently due and payable, or which are due and payable in the future, except as follows:

                 -------------------------------------------------------
                 -------------------------------------------------------
                 -------------------------------------------------------

         o. there is not pending or, to the best of Tenant's knowledge, threatened against or contemplated by Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the Federal bankruptcy laws or those of any state;

         p. Tenant has paid a security deposit in the amount of $__________________, on which no interest is payable;

         q. Tenant has been given the right to utilize __________ parking spaces in the parking garage on the Property and is paying for such spaces at the monthly rate of $__________________;


         3. This certification is made to induce Buyer to acquire the Property of which the Leased Premises are part. Tenant further acknowledges and agrees that the addressees hereof and their respective successors and assigns and the holder of any mortgage at any time encumbering the Property from and after the date of this Tenant Estoppel Certificate shall have the right to rely on this Tenant Estoppel Certificate.

         4. Tenant acknowledges that in connection with the sale of the Property by Landlord to Buyer all of the interest of the Landlord in and to the Lease will be duly assigned to Buyer and that, after notice from Landlord and Buyer, all rent payments under the Lease shall be paid to Buyer or its authorized agent, from and after the date of sale.

         5. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

                          Dated this ____ day of _____________, 1995.

                                                                    ______________________________


                                                                    By:___________________________
                                                                    Its:__________________________

                                   EXHIBIT K


                            Require Tenant Estoppels


NAME OF TENANT                                                             SQUARE FEET LEASED
- --------------                                                             ------------------
Bank of Tokyo                                                                     91,281

Bernkopf, Goodman & Baseman                                                       20,555

Burns & Levinson                                                                  85,169

Deloitte & Touche                                                                105,560

Gadsby & Hannah                                                                   4l,932

                                   EXHIBIT L

                             Form of Tenant Notice

November ___, 1995


[Name and Official Notice
Address of Tenant]

[Name and address of Tenant
at the Property, if not
Official Notice Address]


Re:  125 Summer Street, Boston, Massachusetts

Dear Tenant:

This letter is to notify you that on November ___, 1995, Michael C. Fong, Osama El Haddad, and Mark S. James as Trustees of Lincoln Summer Realty Trust under Declaration of Trust dated March 18, 1986, recorded with the Suffolk Registry of Deeds in Book 12355, Page 111, as amended, and not individually (the "Trust"), conveyed the property known and numbered as 125 Summer Street, Boston, Massachusetts (the "Property"), to Cornerstone Properties Inc.(1) In connection with the sale of the Property, the Trust transferred and assigned all of its right, title and interest in and to its lease with you for a portion of the Property to Cornerstone Properties Inc.(1) Therefore, all future rent payments should be made payable to

                         CORNERSTONE PROPERTIES INC.(1)

and mailed to Landlord's new notice address which is as follows:


If you have any questions regarding this notice, please call
_______________________.

Very truly yours,


__________________________
Mark S. James as Trustee of
Lincoln Summer Realty Trust,
and not individually

[Name of Tenant]
November ____, 1995
Page 2





CONFIRMED:

CORNERSTONE PROPERTIES INC.(1)

By:__________________________
         Name:
         Title:


cc:  [As required by the lease]





__________________
         (1)     or any assignee permitted by Section 22 of the Agreement.

                                   EXHIBIT M

                           Lease Related Disclosures

         1. Green Temporary Tenancy Agreement. Seller has entered into a Temporary Tenancy Agreement dated as of July 28, 1995 with Mr. Robert Green ("Green") for approximately 3,500 square feet on the 10th floor of the Property pursuant to which Robert Green (and those occupying through him) has the right to occupy such premises through October 7, 1995. Such Temporary Tenancy Agreement was entered into by Seller as an accommodation by Seller to Green to assure the vacancy of the 14th floor of the Property formerly demised to Metropolitan Structures, occupied by said Metropolitan Structures, Green and others as a holdover tenant, and from which premises Green had refused to vacate notwithstanding delivery of a notice to quit. Seller is in possession of an Execution for Possession of the premises occupied by Green issued by the Boston Municipal Court upon an Agreement for Judgment between Seller and Green. Seller has agreed to refrain from causing such Execution to be levied until October 8. 1995. Based upon the prior conduct of Green, it is possible that Green (and/or those occupying through him) will not voluntarily vacate on October 7, 1995 and will attempt to resist their removal from such premises by legal process.

         2. BOT Rent Credit. BOT is entitled to offset as a credit against monthly rent the sum of $61,582.33 per month for the remainder of the term of the existing BOT Leases. This is the only offset to which BOT is entitled relating to the Inducement Payments (as defined in the two Leases with BOT covering floors 2-5), and there if no obligation of the Landlord under such Leases to post a letter of credit.

                 The BOT Leases also permit BOT to claim reimbursement in an amount up to $50,000 for tenant improvement expenditures made on any of the second, third or fourth floors of the Property at any time through the end of the current term thereof. Seller shall be solely responsible for any reimbursement due to BOT for such $50,000.

         3. Daniels Printing Construction. Construction of tenant improvements required under the Lease with Daniels Printing is not yet complete, and to the extent that leasing commissions are due at the time that such tenant takes occupancy, such commissions have not yet been paid.

         4. PRIM Board Lease Commission. Mr. Travis Powell of Peter Elliot & Company (the "Broker") was the broker in connection with the Lease to the Massachusetts Pension Reserves Management Board (the "PRIM Board Lease"). Seller has paid the Broker a commission with respect to the PRIM Board Lease in the amount of $4.00 per square foot. The Broker expected to be paid an additional $7,450, which Seller has not paid and has not agreed to pay. Seller shall be solely responsible for any claim by the Broker for additional commission associated with the PRIM Board Lease.

                                   EXHIBIT N

                                Violation of Law


         1. Parking Freeze: The parking garage portion of the Property was constructed pursuant to an exemption from the "parking freeze" imposed in the City of Boston pursuant to the State Implementation Plan under the Federal Clean Air Act, The City of Boston Air Pollution Control Commission (the "BAPCC") administers such parking freeze and has promulgated the "City of Boston Rules and Regulations for the Issuance of Parking Freeze Permits" (the "BAPCC Regulations"). A letter dated March 3, 1987 from the BAPCC to Seller's counsel confirms such exemption, subject to three provisos. The second such proviso provides that "parking spaces shall be utilized by tenants, employees, patrons and guests of the building only."

         On May 16, 1995, the BAPCC voted to authorize the use of 75 parking spaces in the garage portion of the Property as commercial/public parking spaces, usable by anyone, and to issue a Parking Freeze Permit under the BAPCC Regulations to evidence such approval, The application submitted by Seller requesting such Parking Freeze Permit recognized the policy of the BAPCC to encourage short-term parking in commercial/public parking spaces.

         Seller makes no representation as to its compliance with the terms of the parking freeze exemption.

         2. Rental Cars: Thrifty Rental Car is a tenant of the Property under a Lease which commenced on March 21, 1995. Rental car agency use is a forbidden use in the zoning district in which the Property is located, Seller sought and obtained zoning relief from the Boston Board of Appeal (the "Board") to permit use of the Property for a rental car agency. Such relief is contained in a decision dated June 20, 1995 in case BZC-17628. Such decision includes a proviso that the maximum number of cars permitted is five. If and to the extent that Thrifty Rental Car has more than five vehicles on the Property at any one time, the Property would be in violation of the Decision.

         3. Voluntarv Employment Plan: The DIP Agreement required, inter alia, that Seller enter into a Memorandum of Understanding with respect to Seller's Employment Opportunity Plan to achieve a goal that 50% of the permanent employment opportunities created by the Property be made available to Boston residents. As contemplated therein, Seller entered into a Memorandum of Understanding dated February ___, 1987 with the BRA (the "MOU"). The MOU requires that (i) Seller advise new tenants of the Property of the 50% Boston residents goal, urge the tenant to pursue such goal, and deliver to the tenant the so-called "Boston for Boston" Employment Services Guide; (ii) solicit workforce statistical information from tenants yearly through February, 1996; and (iii) meet annually through July, 1996 to update the Employment Services Guide, In addition, as required by the MOU, Seller entered into a First Source Agreement with the City of

Boston Office of Jobs and Community Service ("OJCS") which requires that, with certain exceptions, Seller permit OJCS to refer candidates for job openings before other forms of candidate solicitation are pursued. Seller is required to obligate its service providers to follow this procedure as well. Seller makes no representation as to whether it in compliance with the MOU or the First Source Agreement.

                                   EXHIBIT O

                   Documents Relating to Hazardous Materials



1.      21E report:               Oil and Hazardous Material Site Evaluation
                                  ------------------------------------------
                                  prepared by Haley & Aldrich
                                                   Lincoln Street Site
                                                   Boston, MA
                                                   9/11/85 - File #5276

2.      21E report:               Report on Phase II Oil and Hazardous Material
                                  ---------------------------------------------
                                  prepared by Haley & Aldrich
                                                   Site Evaluation
                                                   125 Summer Street
                                                   Boston, MA
                                                   12/29/86 - File #572601

3.      21E report:               Construction Phase Oil and Hazardous Material
                                  ---------------------------------------------
                                  Site Evaluation
                                  ---------------
                                  prepared by Haley & Aldrich
                                           125 Summer Street
                                           Boston, MA
                                           2/3/88 - File #572604

4.       Asbestos
         Survey:                  125 Summer Street Project
                                  Boston, MA
                                  Briggs Associates: Project No. 70.719
                                  10/10/86

5. Asbestos removal bid utilizing Briggs survey resulting in Removal Contract between Perry/Jaymont Venture and National Surface Cleaning, Inc. dated October 10, 1986,

6. During the Asbestos Removal the operations were inspected and documented by Briggs Associates as documented by their inspection report:

                          Asbestos Abatement
                          125 Summer Street
                          Boston, MA
                          Vol, I - Report, Data, Project Certification
                                  and Appendices A through F
                          Briggs Associates: Project No. 70.719-12/22/86

                          Asbestos Abatement
                          125 Summer Street
                          Boston, MA
                          Vol.  II - Appendix G
                          Briggs Associates: Proj.  No. 70.719-12/22/86

7. Demolition Contract with Napoli Wrecking Company dated November 13, 1986, covered removal of buildings and foundation within property lines to a clean cellar hole, excluding asbestos but required (page 3H; para, 30A & 30B) subcontractor to provide notification when asbestos was encountered. This occurred a couple of times and the Asbestos Removal Subcontractor, National Surface Cleaning, came to the site and removed the material,

8. Demolition Contract with Napoli Wrecking Company dated November 13, 1986, also covered removal of basement oil storage tanks.

         Letter from Turner dated 3/7/88 re:
         Napoli disposal of oil tanks from basements of buildings.

9. Facade retention system caisson drilling ruptured an abandoned, unpressurized oil filled pipeline. DEQE was notified and Jet Line cleaned up.

10. At No, 13-23 South Street an unknown under basement oil tank was ruptured during excavation with the contamination controlled within the excavation and with subsequent removal of oil, water, cork, and soil.

         H&A Daily Field Report #26 dated 9/15/87 records event. H&A Daily Field Report #27 dated 9/16/87 records Dennison
                 Oil contained, sealed drums, and removed.
         Dennison Oil work descriptions dated 8/25/87 to 9/15/87.
         Manifest log number 4-10.

11. At No 13-23 South Street an oil tank discovered in sidewalk vault between building face and curb line.

         Filed request with Boston Fire Department for permit to abandon and backfill tank. Permit denied. Tank was removed: Boston Fire Department receipt for disposal received 3/l/88.

            INDEX OF HAZARDOUS MATERIAL CLEAN-UP DISPOSAL MANIFESTS


             Date         Manifest               Transporter                       Material
             ----         --------               -----------                       --------

1.       2/03/87       Mass DEQE        "Notice of Responsibility"       Bos Ed fuel oil transmission

2.       2/03/87       MA C 059004      Jet Line Services, Inc.          20 gal. diesel fuel

3.       2/03/87       MA C 059006      Jet Line Services, Inc.          6000 p oil and dirt

4.       4/17/87       MA C 059006      Jet Line Services, Inc.          350 gal #6 fuel oil and

5.       8/27/87       MA C 208777      Dennison Oil                     700 gal #6 oil

6.       8/28/87       MA C 208878      Dennison Oil                     1,700 gal #6 fuel oil

7.       9/02/87       MA C 208748      Dennison Oil                     50 gal waste oil

8.       9/08/87       MA C 208744      Dennison Oil                     250 gal waste oil

9.       9/08/87       NY A 5443686     Tonasanka Tank Trans.            15 yds./37980p #2
                                                                         contaminated soil

10.      9/08/87       NY A 5443686     Tanasanka Tank Trans.            15 yds,/29580p #2
                                                                         contaminated soil

                                   EXHIBIT P

                                   Litigation

         Please refer to Exhibit F concerning the Green Temporary Tenancy Agreement.

                                   EXHIBIT Q

                              Leasing Commissions


         Pursuant to the terms of a Settlement Agreement dated September 8, 1994 by and among 125 Summer Corporation, A.W. Perry, Inc., 125 Summer Associates Limited Partnership, and Jaymont (U.S.A.) Incorporated, Seller's Beneficiary agreed to pay to A.W. Perry Management Corporation, an affiliate of A.W. Perry, Inc., a leasing commission in the amount of $2.00 per square foot in connection with expansion/renewal of the BOT Lease. Seller's Beneficiary has paid $46,198 on account of such undertaking, and has a further potential obligation to A.W. Perry Management Corporation in the amount of $136,364. Seller shall be solely responsible for such obligation to A.W. Perry Management Corporation, and such sums shall not be included in the Leasing Costs associated with the New BOT Lease.